SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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J.CREW GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.CREW GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of J.Crew Group, Inc. (the “Company”) will be held at 10:00 a.m., local time, on June 5, 2008, at the Gramercy Park Hotel, 2 Lexington Avenue, New York, New York 10010, for the following purposes:

1.	To elect Class II directors of the Company, each to serve for a term of three years;

2.	To approve the J.Crew Group, Inc. 2008 Equity Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 7, 2008 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

If you plan to attend the Annual Meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Arlene S. Hong
Secretary

New York, New York
April 18, 2008

IMPORTANT NOTICE OF INTERNET AVAILABILITY

THIS PROXY STATEMENT FOR THE ANNUAL MEETING TO BE HELD ON JUNE 5, 2008, ALONG WITH OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 2008, ARE AVAILABLE FREE OF CHARGE AT http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

J.CREW GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2008

PROXY STATEMENT

VOTING RIGHTS AND SOLICITATION OF PROXIES

WHY DID I RECEIVE THIS PROXY STATEMENT?

We are providing this proxy statement to the stockholders of J.Crew Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 10:00 a.m., local time, on June 5, 2008 at the Gramercy Park Hotel, 2 Lexington Avenue, New York, New York 10010 and at any and all adjournments or postponements thereof. The mailing of this proxy statement and the accompanying form of proxy to the stockholders of the Company is expected to commence on or about April 22, 2008.

The principal executive offices of the Company are located at 770 Broadway, New York, New York 10003.

WHAT AM I VOTING ON?

At the Annual Meeting, you will be asked to consider and vote upon:

1.	The election of Class II directors, each to serve for a term of three years;

2.	Approval of J.Crew Group, Inc. 2008 Equity Incentive Plan; and

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

HOW DOES THE BOARD RECOMMEND I VOTE?

The Board recommends a vote:

•	FOR each of the nominees for the Board of Directors;

•	FOR approval of the of J.Crew Group, Inc. 2008 Equity Incentive Plan; and

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

WHO IS ENTITLED TO VOTE?

You may vote at the Annual Meeting if you are a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 7, 2008 (the “Record Date”). Each share of Common Stock is entitled to one vote. At the close of business on the Record Date, there were 62,212,341 shares of Common Stock outstanding.

HOW DO I VOTE?

You may vote your shares over the Internet, or, if you requested a paper copy of the proxy card, by completing, signing and returning it in the enclosed prepaid envelope. You may also vote by attending the meeting and voting in person.

Shares of Common Stock that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted in accordance with the instructions indicated on the proxy. Stockholders who vote online or execute the enclosed proxy may still attend the Annual Meeting and vote in person.

CAN I CHANGE MY MIND AFTER I VOTE?

Any proxy may be revoked at any time before it is exercised by providing written notice of revocation to the Secretary of the Company, 2 Penn Plaza, 26th Floor, New York, New York 10121, by executing a proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy or an earlier vote.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxy cards that are signed and returned but do not contain instructions will be voted (1) “For” the election of the Class II director nominees, (2) “For” approval of the J.Crew Group, Inc. 2008 Equity Incentive Plan, (3) “For” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008, and (4) in accordance with the best judgment of the persons named in the proxy card on any other matters that should properly be brought before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting, proxy statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability and, if requested, the Notice of Annual Meeting, proxy statement and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares.

When a broker, bank or other holder of record does not receive voting instructions from the beneficial owner of shares with respect to a non-routine proposal for which the holder of record does not have discretionary authority to vote the shares, such as a stockholder proposal, “broker non-votes” occur with respect to those shares.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

The presence, either in person or by proxy, of the holders of record of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will not be counted as votes “for” or “against” any proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

The Class II directors will be elected by the “for” votes of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Abstentions and broker non-votes will not be counted as votes “for” or “against” the election of any director.

With respect to approval of Proposals 2 and 3, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval. Abstentions and broker non-votes will not be counted as votes “for” or “against” any proposal.

WHO PAYS FOR SOLICITING THE PROXIES?

The Company pays the cost of soliciting the proxies. We have retained Morrow & Co., a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians and other fiduciaries. The Company expects the fees for Morrow & Co. to be $7,500 plus expenses. In addition, the Company’s directors, officers and associates may, without additional compensation, also solicit proxies by mail, telephone, personal contact, facsimile or through similar methods.

WHAT IS HOUSEHOLDING AND HOW DOES IT AFFECT ME?

The Securities and Exchange Commission (“SEC”) permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our Common Stock held through brokerage firms. If your family has multiple accounts holding our common shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this proxy statement or our annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY?

As permitted by rules recently adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 available to our stockholders electronically via the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the Proxy Statement and Annual Report over the Internet. The Notice also instructs you on how to submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors currently has nine members. A majority of our Board satisfies the current independence requirements of the New York Stock Exchange (“NYSE”) and the SEC.

Our bylaws provide that our Board consists of no fewer than three persons. The exact number of members of our Board will be determined from time to time by resolution of a majority of our full Board.

Our Board is divided into three classes, designated Class I, Class II and Class III, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Ms. Reisman and Messrs. House and Sloan currently serve as Class I directors (with a term expiring in 2010). Ms. Casati and Messrs. Coslet and Weston serve as Class II directors (with a term expiring in 2008). Messrs. Coulter, Drexler and Grand-Jean serve as Class III directors (with a term expiring in 2009). Our bylaws require that such classes be as nearly equal in number of directors as possible.

All of our directors, other than Ms. Reisman and Mr. House, were originally nominated pursuant to the terms of certain stockholders’ agreements. Messrs. Coslet and Coulter were nominated by TPG Partners II, L.P. (“Partners II”) pursuant to a stockholders’ agreement between Partners II and Emily Scott, a former director. Messrs. Drexler, Grand-Jean and Sloan were nominated by Mr. Drexler pursuant to a stockholders’ agreement between him and Partners II. Mr. Weston and Ms. Casati were nominated by Mr. Drexler and Partners II pursuant to this agreement. The provisions in the stockholders’ agreements related to the nomination of directors have expired.

At the Annual Meeting, three Class II directors are to be elected to serve three-year terms ending at the Annual Meeting of Stockholders to be held in 2011, or until their respective successors are elected and qualified. The Board has nominated for election Mary Ann Casati, Jonathan Coslet and Josh Weston as Class II directors. Each of the three nominees has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board, each of such nominees is and will be able to serve if so elected. In the event that any of these nominees should become unable or unwilling to serve, proxies will be voted for a substitute nominee selected by the Board. The Board has determined that each of the nominees is independent under the NYSE listed company rules and applicable law.

The Board recommends that stockholders vote

“FOR” the Company’s nominees for Class II Directors.

Set forth below is a brief biography of each nominee for election as a Class II director and of all other members of the Board who will continue in office. In addition to the directors listed below, Richard Boyce served as a director during fiscal year 2007 (“fiscal 2007”). Mr. Boyce, a director since 1997, resigned effective May 15, 2007 to focus on his responsibilities at TPG Capital, L.P.

Nominees for Election as Class II Directors

Term Expiring 2011

Mary Ann Casati (52). Ms. Casati has been a director since 2006. Ms. Casati is a founding partner of Circle Financial Group LLC, a private wealth management membership practice, and has served as such since 2003. Prior to that, Ms. Casati was a partner and managing director of Goldman, Sachs & Co. where she was employed for twenty years. Ms. Casati also serves on the Board of Directors of Blue Tulip Corporation.

Jonathan Coslet (43). Mr. Coslet has been a director since 2003. Mr. Coslet has been a partner of TPG Capital, L.P. (“TPG”) since 1993 and is currently a senior partner and member of the firm’s Executive, Management and Investment Committees. Mr. Coslet also serves on the Board of Directors and Compensation Committee of Biomet, Inc., IASIS Healthcare Corp., Quintiles Transnational Corp., Petco Animal Supplies, Inc. and The Neiman Marcus Group, Inc.

Josh Weston (79). Mr. Weston has been a director since 1998. Mr. Weston also served as Honorary Chairman of the Board of Directors of Automatic Data Processing, a computing services business, from 1998 to 2004. Mr. Weston was Chairman of the Board of Directors of Automatic Data Processing from 1996 until 1998, and Chairman and Chief Executive Officer for more than five years prior thereto. Mr. Weston also serves on the Board of Directors and Compensation Committee of Gentiva Health Services, Inc.

Incumbent Class III Directors

Term Expiring 2009

James Coulter (48). Mr. Coulter has been a director since 1997. Mr. Coulter co-founded TPG in 1993 and has been Managing General Partner of TPG for more than nine years. Mr. Coulter also serves on the Board of Directors and Compensation Committee of Zhone Technologies, Inc., and the Board of Directors of Lenovo Group Limited and The Neiman Marcus Group, Inc.

Millard Drexler (63). Mr. Drexler has been our Chief Executive Officer, Chairman of the Board and a director since 2003. Before joining J.Crew, Mr. Drexler was Chief Executive Officer of The Gap, Inc. from 1995 until 2002, and was President of The Gap, Inc. from 1987 to 1995. Mr. Drexler also serves on the Board of Directors and Compensation and Nominating and Corporate Governance Committees of Apple, Inc.

Steven Grand-Jean (65). Mr. Grand-Jean has been a director since 2003. Mr. Grand-Jean has been President of Grand-Jean Capital Management for more than five years. Grand-Jean Capital Management provides financial advisory and investment services to the Drexler family, including a family foundation established by Mr. Drexler, and receives customary compensation for those services.

Incumbent Class I Directors

Term Expiring 2010

David House (58). Mr. House has been a director since July 2007. Mr. House is Chairman of Serenoa LLC, a family-owned investment business, and serves as an advisor to Pegasus Capital Advisors, L.P., a private equity firm. Prior to that, Mr. House was Group President of the Global Network and Establishment Services and Travelers Cheques and Prepaid Services businesses at American Express Company, a diversified global travel and financial services company, from 2000 until 2006 and served on its Global Leadership Team. He joined American Express in 1993 and held various senior positions there prior to assuming his global role as a Group President.

Heather Reisman (59). Ms. Reisman has been a director since May 2007. She is the founder of Indigo Books & Music, Inc., a Canadian book and music retailer, and has served as its Chief Executive Officer since 1996. Ms. Reisman also serves on the Board of Directors of Onex Corporation.

Stuart Sloan (64). Mr. Sloan has been a director since 2003. Mr. Sloan is the founder of Sloan Capital Companies, a private investment company, and has been a Principal thereof since 1984. Mr. Sloan also serves on the Board of Directors and Compensation Committee of Clearwire Corporation and Anixter International, Inc.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board held four meetings in fiscal 2007. It is the Company’s policy that directors are expected to attend all or substantially all Board meetings and meetings of the Board committees on which they serve. Each director, except for Ms. Reisman, attended at least 75% of the total number of Board meetings and meetings of Board committees on which such director served. Ms. Reisman, who joined the Board in May 2007, was unable to attend one Board meeting and one committee meeting out of a total of five aggregate meetings during the period following her appointment. It is also the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders.

Our standing Board committees consist of an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a compensation committee and a nominating and corporate governance committee.

Audit Committee: The audit committee currently consists of Messrs. Weston (Chairperson) and House and Ms. Casati. Each member of our audit committee satisfies the independence requirements of the NYSE and the SEC. Our Board has determined that each member of the audit committee is financially literate. The Board has determined that Mr. Weston qualifies as an “audit committee financial expert” under SEC rules and regulations.

The audit committee assists the Board in monitoring the integrity of our financial statements and reporting process and systems of internal controls regarding finance and accounting; our independent auditors’ qualifications, independence and performance; the performance of our internal audit function and our compliance with legal and regulatory requirements. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee.

The audit committee meets regularly, both with and without management, and held nine meetings in fiscal 2007.

Compensation Committee: Our compensation committee consists of Messrs. Coulter (Chairperson) and Coslet and Mss. Casati and Reisman. Each member of the compensation committee satisfies the independence requirements of the NYSE and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

The primary duties of the compensation committee are to oversee our executive compensation program, to discharge the responsibilities of the Board relating to compensation practices for our executive officers and other key associates, as the committee may determine, and to ensure that management’s interests are aligned with the interests of our stockholders. The compensation committee is responsible for developing, reviewing and adhering to our compensation philosophy and program, as well as reviewing and making recommendations to the Board with respect to our employee benefit plans, compensation and equity-based plans and compensation of directors. The compensation committee is also responsible for approving the compensation and benefits of the Chief Executive Officer and the other named executive officers, including annually reviewing and assessing performance goals and objectives for all of our executives and evaluating short-term and long-term incentive compensation.

The compensation committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in our annual report on Form 10-K and proxy statement and, based on such review, determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the annual report and the proxy statement. Furthermore, the compensation committee prepares the Compensation Committee Report furnished with our proxy statement. The Compensation Committee Report for fiscal 2007 is included in this proxy statement under “Compensation Committee Report” below.

The compensation committee retained Mercer beginning in fiscal 2006 to serve as an outside compensation consultant to the committee. In its advisory role, Mercer prepares data on executive officer compensation levels, using the comparative group described in the “Compensation Discussion and Analysis” that begins on page 12 of this proxy statement. Additionally, Mercer advises the compensation committee on compensation plan design issues, equity plan issues, regulatory changes and best practices related to compensation. Mercer reports directly to the compensation committee. Furthermore, in determining the compensation of our named executive officers other than our Chief Executive Officer, the compensation committee receives input from our Chief Executive Officer with respect to appropriate base salary levels and short-term and long-term incentive awards for such officers. The compensation committee’s processes and procedures for the consideration and determination of executive compensation, including the role of our Chief Executive Officer in making recommendations to the committee and the role of Mercer in assisting the committee in its functions, are more fully described in the “Compensation Discussion and Analysis” that begins on page 12 of this proxy statement.

The compensation committee meets regularly, both with and without management and its independent advisors, and held seven meetings in fiscal 2007.

Nominating and Corporate Governance Committee: Our nominating and corporate governance committee consists of Messrs. Coslet (Chairperson), Coulter and Weston. Each member of the nominating and corporate governance committee satisfies the independence requirements of the NYSE. The nominating and corporate governance committee is responsible for identifying qualified individuals to become members of the Board, determining the composition of the Board and its committees and developing and recommending to the Board sound corporate governance policies and procedures. Our nominating and corporate governance committee held four meetings in fiscal 2007.

Our nominating and corporate governance committee identifies director candidates through the recommendations of directors, management and stockholders. From time to time, the committee may engage a search firm to assist in identifying potential director candidates, although no such firm was used to identify any of the nominees for director proposed for election at the Annual Meeting. The committee evaluates all director nominees, regardless of the person or firm recommending such candidate, and all incumbent directors being considered for re-nomination according to established criteria, approved by the Board, for selecting nominees to stand for election as directors. The committee considers all director candidates in light of the entirety of their credentials and other relevant considerations, including the candidate’s potential contribution to the diversity and culture of the Board, the candidate’s familiarity with financial statements, particularly in light of the Company’s principal business and its strategic challenges, and the candidate’s independence from management under requirements of applicable law and listing standards. In addition, all directors must possess the following minimum qualifications, as determined by the nominating and corporate governance committee:

•	A director must demonstrate integrity, business ethics and strength of character and judgment;

•	A director must be able and willing to devote sufficient time to Board duties, including to serve on committees of the Board; and

•	A director must have a record of professional accomplishment in his or her chosen field.

Stockholders wishing to submit to the nominating and corporate governance committee recommendations for director candidates to be considered for nomination at the 2009 annual meeting may do so by delivering notice in writing or by electronic transmission to the Secretary of the Company at our principal executive offices no later than March 7, 2009 nor earlier than February 5, 2009, unless the date of our 2009 annual meeting is more than 30 days before or after June 5, 2009, in which case notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such notice must include:

•	A recommendation identifying the candidate, including the candidate’s contact information;

•	A detailed resume of the candidate and an autobiographical statement explaining the candidate’s interest in serving as a director;

•	A statement of whether the candidate meets applicable law and listing requirements pertaining to director independence;

•	The written consent of the candidate to serve as a director, if elected;

•	The name and address of the stockholder making the recommendation and of any beneficial owner on whose behalf the recommendation is made, as they appear on the Company’s books; and

•	The class and number of shares of the Company’s stock which are owned of record by such stockholder and beneficially by such beneficial owner.

Board Committee Charters

The charters for our audit committee, compensation committee and nominating and corporate governance committee are available free of charge on the investor relations section of our website at www.jcrew.com or upon written request to the Secretary of the Company, J.Crew Group, Inc., 2 Penn Plaza, 26th Floor, New York, New York 10121.

Executive Sessions of Non-Management Directors

The independent directors meet separately in executive session without the Chief Executive Officer or representatives of management. These meetings occur at least twice a year in accordance with our Corporate Governance Guidelines. Mr. Coulter, as the Lead Director, presides over the executive sessions.

Corporate Governance Guidelines

The Board adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available free of charge on the investor relations section of our website at www.jcrew.com or upon written request to the Secretary of the Company, J.Crew Group, Inc., 2 Penn Plaza, 26th Floor, New York, New York 10121.

Code of Ethics and Business Practices

The Company has a Code of Ethics and Business Practices that applies to all Company associates, including its Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller, as well as members of the Board. The Code of Ethics and Business Practices is available free of charge on the investor relations section of our website at www.jcrew.com or upon written request to the Secretary of the Company, J.Crew Group, Inc., 2 Penn Plaza, 26th Floor, New York, New York 10121. Any updates or amendments to the Code of Ethics and Business Practices, and any waiver that applies to a director or executive officer, will also be posted on the website. There were no waivers in fiscal 2007.

Independence

The Board has determined that the following directors of the Company, comprising six of the nine members of the Board and all Board Committee members, are independent under the NYSE listed company rules and applicable law: Ms. Casati, Ms. Reisman and Messrs. Coslet, Coulter, House and Weston. Mr. Boyce, who served as a director during fiscal 2007, was independent as a director under the NYSE listed company rules and applicable law.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may contact the Board or the non-management directors as a group at the following address:

Board of Directors

or

Outside Directors

J.Crew Group, Inc.

2 Penn Plaza, 26th Floor

New York, NY 10121

All communications received at the above address will be relayed to the Board or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board using the above address. The Company reserves the right not to forward communications which are unrelated to Board and Committees duties, such as solicitations and advertisements, junk mail, resumes, surveys and any other material that is determined to be inappropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of the Record Date by:

•	each current director;

•	the executive officers listed in the Summary Compensation Table below;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of Common Stock.

Unless otherwise indicated, the address for the stockholders below is J.Crew Group, Inc., 770 Broadway, New York, New York 10003, and to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned. We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of us.

Name and Address of Beneficial Owner	Percent of Class	Number of Shares Beneficially Owned(1)
Millard S. Drexler(2)	15.47%	9,622,383
Mary Ann Casati	*	19,259
Jonathan Coslet	*	—
James Coulter(3)	7.72%	4,804,255
Steven Grand-Jean	*	83,872
David House	*	2,500
Heather Reisman	*	2,500
Stuart Sloan	*	91,946
Josh Weston	*	91,910
James Scully	*	82,014
Tracy Gardner	*	216,557
Libby Wadle	*	32,017
All directors and executive officers as a group	24.19%	15,049,213
5% Stockholders
FMR LLC(4)	14.08%	8,758,052
Lord, Abbett & Co. LLC(5)	12.52%	7,788,692
Baron Capital Group, Inc.(6)	9.46%	5,885,000
TPG Advisors II, Inc.(7)	7.72%	4,804,255
T. Rowe Price Associates, Inc.(8)	6.71%	4,176,200

*	Represents less than 1% of the class.
(1)	Includes the following number of restricted shares of Common Stock granted under our equity incentive plans and shares not currently owned but issuable upon the exercise of outstanding stock options which are either currently exercisable or will become exercisable within 60 days of the Record Date:

	restricted stock	stock options
Mr. Drexler	238,739	3,804,308
Ms. Casati	0	7,259
Mr. Grand-Jean	0	67,751
Mr. Sloan	0	82,268
Mr. Weston	0	14,518
Mr. Scully	51,376	1,600
Ms. Gardner	110,091	106,466
Ms. Wadle	32,017	0

(2)	Includes 3,073,878 shares owned by a family trust for which Mr. Drexler is a trustee, 1,505,458 shares owned by a grantor retained annuity trust (“GRAT”) for which Mr. Drexler is a trustee and 1,000,000 owned by another grantor retained annuity trust formed in 2008 (“2008 GRAT”) for which Mr. Drexler is also a trustee.

(3)	As a Shareholder (as defined in note (7) below), Mr. Coulter may be deemed to be the beneficial owner of shares owned by the TPG II Funds (as defined in note (7) below).
(4)	Based on a Schedule 13G/A filed with the SEC, as of December 31, 2007, FMR LLC and Edward C. Johnson 3d (“ECJ”) reported beneficial ownership of 8,758,052 shares of our Common Stock, of which FMR LLC and ECJ have sole voting power to vote or direct the vote of 40,600 shares owned by the institutional accounts managed by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,717,452 shares reported by FMR LLC, as a result of acting as investment adviser to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940.

The ownership of one investment company, Fidelity Contrafund, amounted to 5,911,949 shares of our Common Stock.

ECJ and FMR LLC, through its control of Fidelity and the Funds each has sole power to dispose of the 8,717,452 shares owned by the Funds.

The Board of Trustees of the Funds has the sole power to vote or direct the voting of the shares owned directly by the Funds, in accordance with written guidelines established by the Funds’ Board of Trustees.

The address for each of FMR LLC, ECJ, PGATC, Fidelity and Fidelity Contrafund is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	Based on a Schedule 13G/A filed with the SEC, as of December 31, 2007, Lord, Abbett & Co. LLC (“Lord Abbett”), an investment adviser, reported beneficial ownership of 7,788,692 shares of our Common Stock. Lord Abbett has sole power to dispose of 7,757,992 of the shares owned and sole voting power to vote or direct the vote of 7,332,580 of the shares owned. The address for Lord Abbett is 90 Hudson Street, Jersey City, NJ 07302.
(6)	Based on a joint Schedule 13G filed with the SEC, as of December 31, 2007, Baron Capital Group, Inc. (“BCG”) and Ronald Baron reported beneficial ownership of 5,885,000 shares of our Common Stock, of which BCG and Ronald Baron have shared voting power of 5,616,500 shares and shared dispositive power of 5,885,000 shares.

BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”), are subsidiaries of BCG and investment advisers registered under Section 203 of the Investment Advisers Act of 1940. BAMCO reported shared voting power of 5,398,550 shares of our Common Stock and shared dispositive power of 5,658,550 shares of our Common Stock. BCM reported shared voting power of 217,950 shares of our Common Stock and shared dispositive power of 226,450 shares of our Common Stock.

BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.

The address for each of BCG, BAMCO, BCM, and Ronald Baron is 767 Fifth Avenue, New York, NY 10153.

(7)	The address for TPG Advisors II, Inc. is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. TPG Advisors II, Inc. is the general partner of TPG Gen Par II, L.P. (“GenPar II”), which is the general partner of each of TPG Partners II, TPG Parallel II and TPG Investors II (the “TPG II Funds”). The TPG II Funds beneficially own 4,804,255 shares of our Common Stock directly. TPG Advisors II, Inc. may be deemed to be the beneficial owner of shares beneficially owned by the TPG II Funds but disclaims such beneficial ownership pursuant to rules promulgated under the Exchange Act. David Bonderman and James G. Coulter (the “Shareholders”) are directors, officers and shareholders of TPG Advisors II, Inc. and may be deemed to be the beneficial owners of shares owned by the TPG II Funds. Each Shareholder disclaims beneficial ownership of any securities beneficially owned by the TPG II Funds.
(8)	Based on a Schedule 13G filed with the SEC, as of December 31, 2007, T. Rowe Price Associates, Inc. (“Price Associates”), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, reported beneficial ownership of 4,176,200 shares of our Common Stock. Price Associates has sole power to dispose of all of the shares owned and sole voting power to vote or direct the vote of 636,600 of the shares owned. The securities are owned by various individual and institutional investors to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and certain officers and holders of more than 10% of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the SEC. SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports. Based solely on our review of copies of Section 16(a) reports furnished to us and written representations from certain reporting persons that no other Section 16(a) reports were required during fiscal 2007, we believe that all Section 16(a) filing requirements, have been met during fiscal 2007 except that a purchase of 100 shares by Mr. Drexler upon our initial public offering (the “IPO”) in June 2006 was not timely filed. We identified this issue and corrected it on a Form 4/A filed on July 27, 2007.

MANAGEMENT

Executive Officers

The following table sets forth the name, age and position of individuals who are serving as our executive officers:

Name	Age	Position
Millard Drexler	63	Chief Executive Officer and Chairman of the Board
Tracy Gardner	44	President—Retail and Direct
James Scully	43	Executive Vice President, Chief Financial Officer
Libby Wadle	35	Executive Vice President, Factory

Millard Drexler. Mr. Drexler has been our Chief Executive Officer, Chairman of the Board of Directors and a director since 2003. Before joining J.Crew, Mr. Drexler was Chief Executive Officer of The Gap, Inc. from 1995 until 2002, and was President of The Gap, Inc. from 1987 to 1995. Mr. Drexler also serves on the Board of Directors and Compensation and Nominating and Corporate Governance Committees of Apple, Inc.

Tracy Gardner. Ms. Gardner has been our President—Retail and Direct since 2007 and, before that, was Executive Vice President, Merchandising, Planning & Production since 2004. Prior to joining J.Crew, Ms. Gardner held various positions at The Gap, Inc., including Senior Vice President of Adult Merchandising for the Gap brand from 2002 to 2004, Vice President of Women’s Merchandising for the Banana Republic division from 2001 to 2002, Vice President of Men’s Merchandising for the Banana Republic division from 1999 to 2001 and Divisional Merchandising Manager of Men’s Wovens for the Banana Republic division prior to 1999.

James Scully. Mr. Scully has been our Executive Vice President and Chief Financial Officer since 2005. Prior to joining J.Crew, Mr. Scully served as Executive Vice President of Human Resources and Strategic Planning of Saks Incorporated from 2004. Before that Mr. Scully served as Saks Incorporated’s Senior Vice President of Strategic and Financial Planning from 1999 to 2004 and as Senior Vice President, Treasurer from 1997 to 1999. Prior to joining Saks Incorporated, Mr. Scully held the position of Senior Vice President of Corporate Finance at Bank of America (formerly NationsBank) from 1994 to 1997.

Libby Wadle. Ms. Wadle has been our Executive Vice President of J.Crew Factory since 2007 and, before that, served as Vice President and then Senior Vice President of J.Crew Factory since 2004. Prior to joining J.Crew, Ms. Wadle was Division Vice President of Women’s Merchandising at Coach, Inc. from 2003 to 2004 and held various merchandising positions at The Gap Inc. from 1995 to 2003.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Compensation Program Objectives

Fiscal 2007 marked our first full year as a publicly-owned company following our successful initial public offering (the “IPO”) in 2006. As a newly public company operating in the competitive apparel and accessories industry, we place high value on attracting and retaining our executives and associates since it is their talent and performance that is responsible for the Company’s success. Therefore, our compensation philosophy is to create a performance-based Company culture that attracts and retains a superior associate team. We aim to achieve this goal by designing a competitive and fiscally responsible compensation program to:

•	Attract the highest caliber of talent required for the success of our business,

•	Retain those associates capable of achieving challenging performance standards,

•	Incent associates to strive for superior Company and individual performance, and

•	Align management, associates and stakeholder interests over both the short-term and long-term.

We seek to achieve the objectives of our executive compensation program by offering a compensation package that utilizes three key elements: (1) base salary, (2) annual cash incentives, and (3) long-term equity incentives. We believe that together these performance-based elements support the objectives of our compensation program.

•

Base Salaries. We seek to provide competitive base salaries factoring in the position, the executive’s skills and experience, the executive’s performance as well as other factors. We believe appropriate base salary levels are critical in helping us to attract and retain talented associates.

•

Annual Cash Incentives. The aim of this element of compensation is to reward individual and group contributions to the Company’s annual operating performance and to recognize the achievement of challenging performance standards in the most recent completed fiscal year.

•

Long-Term Equity Incentives. The long-term element of our compensation program consists of discretionary grants of equity awards which are reviewed annually. These are designed to align interests of management and associates with those of the Company and its stockholders by directly linking individual compensation to the Company’s long-term performance, as reflected in stock price appreciation and increased stockholder value.

Below is a description of our executive compensation process and a detailed discussion of each of the key elements of our compensation program as they apply to the individuals named in the Summary Compensation Table of our proxy statement (the “Named Executive Officers”).

Prior to the IPO, we recruited executives with established records of success in the specialty apparel and/or retail industry. The compensation committee of the Board (the “Committee”) believed that the mix of annual cash incentives and long-term equity incentives were essential to recruiting these senior executives to lead us through our successful IPO. The Committee believes that these incentives remain essential to retain these executives going forward. We have continued to review the overall design of our executive compensation program to ensure that it is structured to most effectively meet our compensation philosophy and objectives. We also evaluate the program in the context of competitive market practice, as well as applicable legal and regulatory guidelines, including IRS rules governing the deductibility of compensation. As a result, we are requesting stockholder approval of our equity incentive plan to ensure we continue to have sufficient shares available for grant and to preserve tax deductibility for performance-based compensation. This management proposal is described further beginning on page 39 of this proxy statement.

The Executive Compensation Process

The Compensation Committee

The Committee oversees our executive compensation program. The Committee meets regularly, both with and without management and its independent advisors. The Committee’s responsibilities are detailed in its charter, which can be found on the investor relations section of our website at www.jcrew.com. These responsibilities include, but are not limited to, the following:

•	Reviewing and approving our compensation philosophy,

•	Determining executive compensation levels,

•	Annually reviewing and assessing performance goals and objectives for all executive officers, including the Chief Executive Officer (“CEO”), and

•	Determining short-term and long-term incentive compensation for all executive officers, including the CEO.

The Committee is responsible for making all decisions with respect to the compensation of the Named Executive Officers. With respect to the Named Executive Officers other than the CEO, the Committee’s compensation decisions involve the review of recommendations made by our CEO. The CEO attends the Committee’s meetings and provides input to the Committee regarding the effectiveness of the compensation program in attracting and retaining key talent. He makes recommendations to the Committee regarding executive merit increases, short-term and long-term incentive awards and compensation packages for executives being hired or promoted. The Committee also considers the CEO’s evaluation of the performance of the Named Executive Officers, all of whom report to him.

The compensation of the CEO is determined by the Committee independently of management. The Committee makes decisions about the CEO’s compensation during executive session outside the presence of the CEO. Annually, the outside directors of the Board evaluate the performance of the CEO and that evaluation is then communicated to the CEO by the Chairman of the Committee.

The Committee’s process for determining executive compensation is straightforward. In the first quarter of each fiscal year, the Committee’s primary focus is to review base salaries, determine payout amounts for annual cash incentives in respect of the prior fiscal year, and review long-term equity awards for the Named Executive Officers and certain other key associates. At this time, the Committee also reviews and establishes performance metrics for the current fiscal year’s annual incentive plan.

The Committee considers both external and internal factors when making decisions about executive compensation. External factors include the competitiveness of each element of our compensation program relative to peer companies and the market demand for executives with specific skills or experience in the specialty apparel industry. Internal factors include an executive’s level of responsibility, level of performance, long-term potential and previous levels of compensation, including outstanding equity awards.

Outside Compensation Consultant

The Committee retains Mercer to serve as an outside compensation consultant to the Committee. Mercer advises the Committee on compensation plan design issues, regulatory changes, and best practices related to compensation and prepares benchmarking data using the comparative group described below. Mercer reports directly to the Committee. In addition, as a normal course of business, the Company has in the past and may continue in the future to purchase and/or participate in Mercer surveys. In fiscal 2007, Mercer discussed the proposed 2008 Equity Incentive Plan with management and the Committee in order to facilitate adoption of this plan, which is discussed further beginning on page 39 of this proxy statement. In fiscal 2008, the Company retained Marsh USA (a Mercer affiliate) to provide insurance brokerage and risk management advisory services as well as Kroll (a Mercer affiliate) to provide information technology consulting services. The Committee has reviewed the nature and cost of these services and believes they do not impair Mercer’s ability to provide an objective perspective to the Committee regarding executive compensation. The Committee continues to monitor these relationships.

Benchmarking Process

In making compensation decisions, the Committee considers the competitive market for executives and compensation levels provided by comparable companies. The comparative group used to benchmark compensation with respect to our Named Executive Officers and other key associates is composed of specialty retailers with highly visible brands that we view as competitors for customers and/or executive talent. For fiscal 2007, the peer companies were Abercrombie & Fitch, Aeropostale Inc., American Eagle Outfitters Inc., Ann Taylor Stores Corp., Chicos FAS Inc., Coach Inc., Gap Inc., Limited Brands, New York & Co., Inc., Polo Ralph Lauren, Talbots Inc. and Urban Outfitters Inc. This comparator group did not change relative to the companies that were considered in the prior fiscal year. We also considered compensation survey data from surveys in which we participate or purchase from a variety of publishers.

Though the Company generally targets salary levels at the median of our peer group, total compensation may exceed or fall below the median for certain of our Named Executive Officers and other key associates since one of the objectives of our compensation program is to consistently reward and retain top performers. As a result, actual compensation will vary depending on individual and Company performance. For fiscal 2007, total compensation for each of the Named Executive Officers was generally at or above the median level as compared to the total compensation paid to the executives in comparable roles within the peer group.

CEO Compensation

Mr. Drexler joined the Company in January 2003 during a period when J. Crew, as a privately-held company, was experiencing significant underperformance and had a highly leveraged capital structure and limited equity value. In order to attract Mr. Drexler to the Company, our major stockholder negotiated a compensation package with Mr. Drexler that made him an owner-manager, aligning him with the stockholders. At the time of his hire, Mr. Drexler invested $10 million of his own funds to purchase a substantial equity interest in the Company. The cash components of Mr. Drexler’s compensation package were intentionally set well below market. Specifically, his initial employment agreement provided for an aggregate cash compensation of $700,000, including a $200,000 base salary and $500,000 for bonus and all business expenses, a large component of which represented reimbursement of costs related to the business use of Mr. Drexler’s private plane. Mr. Drexler was also awarded equity grants in the form of stock options, premium-priced options and restricted stock, subject to four and five year vesting conditions. Mr. Drexler paid us $800,000 for 1,404,040 shares of restricted stock granted to him in February 2003, which was in excess of their fair market value at the time of grant. Additionally, Mr. Drexler paid us $200,000 as consideration for his initial grant of 1,080,032 non-qualified stock options in February 2003, of which 540,015 options remain outstanding and exercisable as of the Record Date. The combination of Mr. Drexler’s investment and the equity awards granted to him at the time of his hire created a heavy weighting on long-term incentives. The package was aligned to growing stockholder value and Mr. Drexler’s commitment to the long-term future of the Company.

Details regarding Mr. Drexler’s current compensation package are contained in tables that follow and a description of his amended and restated employment agreement begins on page 19 of this proxy statement. We continue to evaluate the components and level of our CEO’s compensation.

Components of the Executive Compensation Program

We believe that a substantial portion of executive compensation should be performance-based. We believe it is essential for executives to have a meaningful equity stake linked to the long-term performance of the Company and, therefore, we have created compensation packages that aim to foster an owner-operator culture. Other than base salary, compensation of our Named Executive Officers and other key associates is also largely comprised of variable or “at-risk” incentive pay linked to the Company’s financial and stock performance and individual contributions. Other factors we consider in evaluating executive compensation include internal equity, external market and competitive information, assessment of individual performance, level of responsibility, and the overall expense of the program. In addition, we also strive to offer benefits competitive with those of our peer group and appropriate perquisites.

Base Salary

Base salary represents the fixed component of our Named Executive Officers’ compensation. The Committee sets base salary levels based upon experience and skills, position, level of responsibility, the ability to replace the individual, and market practices. In general, the Committee seeks to target salary levels at the median of its peer group. The Committee reviews base salaries of the Named Executive Officers annually and approves all salary increases for the Named Executive Officers, including Mr. Drexler. Increases are based on several factors, including, the Committee’s assessment of individual performance and contribution, promotions, level of responsibility, scope of position, competitive market data and, with respect to our Named Executive Officers other than Mr. Drexler, input from Mr. Drexler.

In fiscal 2007, the Committee reviewed base salaries for our Named Executive Officers. For Mr. Drexler, the Committee decided that Mr. Drexler’s base salary was to remain at $200,000 given his role as owner-manager. This salary is well below the salary level normally provided to a Chief Executive Officer of a company of comparable size, complexity, and performance and below the median level of our peer group. Messrs. Scully and Pfeifle received salary increases of 7% and 6%, respectively. Mss. Gardner and Wadle received salary increases of 17% and 18%, respectively, as a result of their promotions in April 2007 to their current positions. For fiscal 2007, base salaries for each Named Executive Officer were at or slightly below the median level as compared to the base salaries paid to the executives in comparable roles within the peer group, with the exception of Mr. Drexler, as discussed above.

Annual Cash Incentives

Our Named Executive Officers have the opportunity to earn cash incentives for meeting annual performance goals. Before the end of the first quarter of the relevant fiscal year, the Committee establishes financial and performance targets and opportunities for such year, which are based upon the Company’s EBITDA goals and are linked to our budget and plan for long-term success. These EBITDA performance targets are the key measures used to determine whether an incentive award will be paid for the fiscal year and, to the extent achieved, determine the range of the incentive award opportunity for the Named Executive Officers.

Annual incentive awards to our Named Executive Officers are paid from the same incentive pool used for all of our eligible associates. For fiscal 2007, the potential size of the total pool varied depending on the Company’s performance against pre-established EBITDA goals, as follows, which were approved by the Compensation Committee on April 16, 2007:

	Threshold	Target	Max
% of Target Incentive Pool Funded	33%	100%	200%
EBITDA goal (in millions)	$175.0	$188.8	$205.3

To develop the target incentive pool, we add up the target incentive awards assigned to each plan participant. Mr. Drexler’s target award for fiscal 2007 was $800,000, as defined in his amended and restated employment agreement, with a range of potential payment from $0 to $1,600,000. Target awards of the Named Executive Officers, other than Mr. Drexler, are expressed as a percentage of salary for the relevant fiscal year. The target award for Ms. Gardner and Mr. Pfeifle for fiscal 2007 was 75%, with a range of potential payments from zero to 150% of annual base salary. The target award for Mr. Scully and Ms. Wadle was 50%, with a range of potential payments from zero to 100% of annual base salary. The target percentages for Ms. Gardner and Mr. Pfeifle were increased to 75% in April 2007 by the Committee to reflect the broad responsibilities at the level of president as compared to an executive vice president and to bring their annual incentive targets in line with the median levels of the executives in comparable roles within the peer group. The target percentage for Ms. Wadle was increased by the Committee from 35% to 50% in connection with her promotion to an executive vice president position, effective in April 2007.

If the Company meets or exceeds the threshold EBITDA target, then certain performance metrics for the Named Executive Officers will be considered, along with a subjective assessment of each executive’s individual performance. For fiscal 2007, in addition to the EBITDA targets, the Committee established broad performance metrics applicable to all of the Named Executive Officers based upon gross margin, diluted earnings per share, pre-tax return on invested capital, comparable store sales growth and return on equity. These broad-based performance metrics consist of the basic financial criteria by which a similar specialty retailer could be judged. These additional metrics were intended to frame performance expectations for the year for the Named Executive Officers but not to assure or preclude payment of an incentive award or to be used in any fixed or specific mathematical formula related to the amount of the incentive award to be paid.

The Committee determines the amount of Mr. Drexler’s annual incentive award independently of management, with no fixed or specific mathematical weighting applied to the performance metrics or any element of his individual performance. The Committee approves his bonus based upon the EBITDA targets, the performance metrics and any other business performance factors they deem relevant.

The Committee determines the amount of the bonus for the other Named Executive Officers using its discretion, subject to the maximum specified in the plan. In making this determination, the Committee takes into account the recommendations of Mr. Drexler. Each of the other Named Executive Officers reports directly to Mr. Drexler. Mr. Drexler takes significant time to review both the quantitative and qualitative performance results of each such executive and recommends to the Committee an incentive award amount for each of them. Provided the threshold EBITDA target is achieved, Mr. Drexler then considers recommending payout for each Named Executive Officer within the range established by the Company’s EBITDA results. Performance results are evaluated based on the overall judgment of the Committee, taking into account the recommendations made by Mr. Drexler, with no fixed or specific mathematical weighting applied to any element of individual performance.

For fiscal 2007, the Company achieved EBITDA of $207 million, which resulted in the target incentive pool being funded at the maximum level. We paid annual cash incentive awards to each of our Named Executive Officers as follows: Mr. Drexler at 188% of his target, Mr. Scully at 187% of his target, Ms. Gardner at 176% of her target, and Ms. Wadle at 200% of her target. The Committee exercised its judgment to set the awards at the specified level for each individual, taking into account the Company’s performance against the EBITDA target and the performance metrics, each individual’s contribution to the Company’s fiscal 2007 performance, and each individual’s performance and the results achieved in the business areas for which they had responsibility during fiscal 2007.

Long-Term Equity Incentives

Our executive officer compensation is heavily weighted in long-term equity as we believe superior stockholder returns are achieved through an ownership culture that encourages a focus on long-term performance by our Named Executive Officers and other key associates. By providing our executives with an equity stake in the Company, we are better able to align the interests of our Named Executive Officers and our stockholders. In establishing long-term equity incentive grants for our Named Executive Officers, the Committee reviews certain factors, including the outstanding equity grants held both by the individual and by our executives as a group, total compensation, performance, accumulated wealth analysis that includes projections of the potential value of vested equity (which is prepared reflecting assumptions about future stock price growth rates), the vesting dates of outstanding grants, tax and accounting costs, potential dilution and other factors.

We have a written policy for granting equity for hiring, retention and recognition purposes. Under the policy, the CEO or his designee may communicate the anticipated number of restricted shares or options to be granted to associates at the level of Vice President or below. Awards are not actually granted until approved by the Committee at its next meeting or by unanimous written consent. All grants of equity to associates above the Vice President level, including the Named Executive Officers, are determined and approved by the Committee. Management provides the Committee with a recommendation concerning the size of the equity awards for the Named Executive Officers other than the CEO. The recommended size of each award takes into account the individual performance of each Named Executive Officer, their long-term potential and the value of prior outstanding equity awards. Each equity grant approved by the Committee is made on the 15th day of the month in which the grant is approved if the grant is approved prior to the 15th of the month, or on the 15th day of the following month if the grant is approved on or after the 15th of the month (or in each case on the first business day following the 15th, if the 15th is not a business day). For new hires, equity is granted on the 15th day of the following month in which employment commences, as long as the Committee has approved it. However, if the Company expects to file an annual report on Form 10-K or a quarterly report on Form 10-Q on or after the 15th day of the relevant month, the grant will not be made until the 5th business day following the date of filing.

In early May 2007, the Committee approved the grant of non-qualified stock options and performance-based restricted stock to each of our Named Executive Officers. The stock options were granted on May 15, 2007 in accordance with our equity grant policy. The number of shares of Common Stock underlying each stock option grant and restricted stock award was determined by the Committee based on its evaluation of the amount of potential value generated under the stock price growth rate assumptions. For the stock options, the exercise price per share equals 100% of the fair market value based on the average of the high and low price of a share of our Common Stock on the NYSE on the day prior to the date of grant in accordance with the terms of the applicable equity plan. To ensure the effectiveness of these awards as a retention device, the Committee determined that the stock options would vest in two equal installments on the fourth and fifth anniversaries of the Grant Date. The term of the options is seven years. To ensure the restricted stock awards are linked to performance, the Committee determined that the shares will vest in two equal installments on the fourth and fifth anniversaries of the Grant Date, subject to the achievement of a Total Shareholder Return over a three year period commencing on the Grant Date equal to or exceeding thirty percent. The grant date fair value of these options and restricted shares is shown in the Grants of Plan-Based Awards table shown on page 21 of this proxy statement.

All options and restricted shares awarded under our equity plans are also subject to a double-trigger vesting condition under the terms of our equity award letters, which provides for an acceleration of the vesting schedule if the associate is terminated without cause or resigns for good reason within the one-year period following a change in control. We believe this structure provides an appropriate balance between building stockholder value and protecting the executives in the event of a corporate transaction since the continued vesting conditions are designed to assist the Company in retaining the Named Executive Officer if it chooses to do so.

For fiscal 2008, we intend to continue using equity incentive awards, including options, that provide a strong link to stock price appreciation and performance-based equity incentives that are intended to have a strong retention impact and to provide a direct link to long-term company performance.

Equity Ownership and Guidelines. Though the Company does not currently have an equity ownership policy for its Named Executive Officers, we believe in the importance of ongoing executive stock ownership in the Company and in linking the interests of our Named Executive Officers to those of our stockholders. We believe the structure of our long-term equity incentive programs, as well as the substantial equity interests of our Named Executive Officers generally, evidence this belief. The Committee will continue to evaluate its policies in regard to equity ownership guidelines.

Benefits and Perquisites. Benefits are provided to our Named Executive Officers in the same manner that they are provided to all other associates with the exception of our 2007 Associate Stock Purchase Plan. Senior Vice Presidents and above (including each of the Named Executive Officers) are not currently eligible to participate in this plan.

Our Named Executive Officers are eligible to participate in the Company’s 401(k) plan and receive the same health, life, and disability benefits available to our associates generally.

We offer all of our associates and directors, including Named Executive Officers, a 30% discount on all merchandise in our factory and retail stores, and through our direct channels (catalog and internet). We offer this discount because it is beneficial to our Company to encourage associates and directors to shop in our stores and online. Additionally, this discount represents common practice in the retail industry. This discount is extended to IRS qualified dependents, spouses and same-sex domestic partners. Federal tax law requires that the value of any discount extended to a same sex domestic partner be taxed as wages to the associate and further requires the Company to include the value of the discount as income to the associate.

We do not offer a defined benefit pension, supplemental executive retirement plan (SERP) or a non-qualified deferred compensation plan to our associates or Named Executive Officers.

In addition, from time to time the Company agrees to provide certain executives with perquisites. The Company provides these perquisites on a limited basis in order to attract key talent and to enhance business efficiency. We believe these perquisites are in line with market practice. For fiscal 2007, we provided certain Named Executive Officers with the following perquisites:

Commutation. The Company provided Mr. Pfeifle with daily car service in accordance with his employment agreement.

Driver. We provide Mr. Drexler with a driver for all business needs. Mr. Drexler reimburses the Company for his personal use of the driver, including commuting to and from work.

Legal Fees. We reimbursed Mr. Drexler for certain legal fees paid to his personal attorneys in connection with work directly related to Company business.

The cost incurred by the Company for each of these perquisites is detailed in a table on page 19 of this proxy statement.

Employment Agreements

From time to time, the Company enters into employment agreements in order to attract and retain key executives. Messrs. Drexler and Scully and Ms. Gardner are parties to an employment agreement and Ms. Wadle is a party to a Non-Disclosure, Non-Solicitation and Non-Competition agreement. As described beginning on page 19 of this proxy statement, the employment agreements generally define the executive’s position, specify a minimum base salary, and provide for participation in our annual and long-term incentive plans, as well as other benefits. Most of the agreements contain covenants that limit the executives’ ability to compete or solicit associates or customers for a specified period following termination. The agreements also provide for various benefits under certain termination scenarios, as detailed beginning on page 24 of this proxy statement. In general, these benefits consist of salary continuation for periods ranging from twelve (12) to eighteen (18) months, a pro-rata bonus for the year in which termination occurred, and in some cases, the acceleration or continued vesting (in accordance with the original vesting schedule) of a portion of unvested equity. The provisions vary by executive because each agreement is negotiated by the Company and the Named Executive Officer on an individual basis at the time or hire or renewal, as applicable. We believe that these agreements enhanced our ability to recruit and retain the Named Executive Officers. Such agreements are standard in the apparel retailing industry, and we believe the provisions included in our agreements are in line with industry norms.

On March 14, 2008, the Company entered into an amended and restated employment agreement with Tracy Gardner which provides for the continued terms and conditions of Ms. Gardner’s employment. Ms. Gardner’s previous agreement was scheduled to expire on March 15, 2008 and thus the Committee felt an amended and restated agreement was necessary to retain the services of Ms. Gardner. A discussion of the material terms of the amended and restated agreement can be found on page 20 of this proxy statement. In addition, the amended and restated agreement also provides for various benefits under certain termination scenarios, as detailed beginning on page 26 of this proxy statement.

Executive Compensation Tax Deductibility

Section 162(m) of the Code generally denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the Chief Executive Officer and the three other most highly-paid executive officers of a publicly-traded corporation (excluding the Chief Financial Officer). Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, “grandfather” provisions may apply to certain compensation arrangements that existed before the corporation was publicly held. In view of such grandfather provisions, the Company expects that Section 162(m) will not limit the Company’s tax deduction for executive compensation for fiscal year 2007. We are requesting stockholder approval at this Annual Meeting of a 2008 Equity Incentive Plan to ensure continued deductibility. The Committee intends to continue to review its executive compensation program on an ongoing basis with respect to Section 162(m) and, where it deems advisable, the Committee will take appropriate action to preserve the tax deductibility of its executive compensation. However, the Committee intends to remain flexible to take actions that are deemed to be in the best interests of the Company and its stockholders and to maximize the effectiveness of the Company’s executive compensation plans. Such actions may not always qualify for tax deductibility under the Code.

SUMMARY COMPENSATION TABLE

The section below contains information, both narrative and tabular, regarding the types of compensation paid to our (i) principal executive officer, (ii) our principal financial officer and (iii) and our remaining Named Executive Officers as of the end of fiscal 2007. The Summary Compensation Table contains an overview of the amounts paid to our Named Executive Officers for fiscal years 2007 and 2006. The tables following the Summary Compensation table – the Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, and Option Exercises and Stock Vested – contain details of our Named Executive Officers recent non-equity incentive and equity grants, past equity awards, general equity holdings, and equity exercises. Finally, we have included a table showing potential severance payments to our Named Executive Officers pursuant to their individual employment agreements and certain of our equity incentive plans.

The following table sets forth the compensation paid to or earned during fiscal years 2007 and 2006 by our Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)

Millard Drexler, Chairman and Chief Executive Officer	2007	$200,000	$1,504,000	$424,225	$609,612	$25,192	$2,763,029
	2006	$203,800	$1,600,000	$284,752	$112,885	$63,414	$2,264,851

James Scully, Executive Vice President & Chief Financial Officer	2007	$529,600	$500,000	$171,098	$310,462	$7,119	$1,518,279
	2006	$505,300	$500,000	$117,250	$260,754	$275,431	$1,658,735

Tracy Gardner, President— Retail and Direct	2007	$684,600	$875,000	$202,980	$780,974	$9,308	$2,552,862
	2006	$594,200	$600,000	$87,592	$316,292	$8,800	$1,606,884

Libby Wadle, Executive Vice President—Factory	2007	$390,800	$380,600	$70,598	$281,138	$9,162	$1,132,298
	2006	$330,500	$238,000	$16,750	$92,505	$2,746	$680,501

Jeffrey Pfeifle, Former President(5)	2007	$842,300	$603,200	$(61,813)	$(121,083)	$35,470	$1,298,074
	2006	$812,800	$800,000	$103,308	$121,083	$28,800	$1,865,991

(1)	Represents total amount earned by each Named Executive Officer during the fifty-two and fifty-three week fiscal years 2007 and 2006, respectively.
(2)	Represents the annual cash incentive awards earned in fiscal years 2007 and 2006 by each Named Executive Officer under our Company Annual Incentive Plan and paid to him or her on April 16, 2008 and April 17, 2007, respectively. With respect to Mr. Pfeifle, the annual cash incentive award will be paid on August 1, 2008 or as soon as practicable thereafter. See page 14 of this proxy statement for a description of our Annual Incentive Plan.
(3)	For each of the Named Executive Officers, represents the dollar amount we recorded under FAS 123 as share-based compensation in our financial statements for fiscal years 2007 and 2006 of restricted stock awards and stock option grants made in and prior to those fiscal years. Unlike the amount reflected in our financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award. See the caption “Share-Based Compensation” in note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and in note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007 for a description of assumptions underlying valuation of equity awards.

(4)	All other compensation for fiscal year 2007 consisted of the following:

	Matching Contributions(i)	Commuting Expenses(ii)	Legal Fees(iii)	Total
Millard Drexler	$—	$—	$25,192	$25,192
James Scully	$7,119	$—	$—	$7,119
Tracy Gardner	$9,308	$—	$—	$9,308
Libby Wadle	$9,162	$—	$—	$9,162
Jeffrey Pfeifle	$9,154	$26,316	$—	$35,470

(i)	Represents total Company contributions to each Named Executive Officer’s account in the Company’s tax-qualified 401(k) Plan.
(ii)	With respect to Mr. Pfeifle, our former President, represents the cost of car service provided each business day to and from the office.
(iii)	With respect to Mr. Drexler, represents the Company’s reimbursement for certain legal fees paid to Mr. Drexler’s personal attorneys in connection with work directly related to the Company’s business.

(5)	Mr. Pfeifle’s employment with the Company ended, effective February 1, 2008. As a result of his departure, Mr. Pfeifle forfeited 159,288 stock options and 90,733 shares of restricted stock. The compensation expense reported in the Stock Awards and Option Awards column excludes the previously expensed portions of these awards that was reported in the Company’s Summary Compensation Table for fiscal year 2006. A description of Mr. Pfeifle’s severance arrangement begins on page 28 of this proxy statement.

Named Executive Officer Employment Agreements

Millard Drexler

Mr. Drexler has entered into an amended and restated employment agreement with us, effective October 2005, pursuant to which he agreed to continue to serve as our Chief Executive Officer. The initial term of his agreement was extended through August 31, 2008 and, thereafter, will automatically renew for successive one (1) year periods unless we or Mr. Drexler provide at least 90 days’ written notice prior to the expiration of the then-current term. The amended and restated agreement provides Mr. Drexler with a minimum annual base salary of $200,000, an opportunity to earn an annual bonus based on the achievement of earnings objectives to be determined each year and the reimbursement of business expenses. Pursuant to the amended and restated agreement, Mr. Drexler is eligible to receive a target bonus of $800,000 (provided that his bonus may be greater or less at the compensation committee’s discretion). Furthermore, the agreement provides that during the term of Mr. Drexler’s employment and for a period of six years thereafter, we will purchase and maintain, at our expense, directors and officers liability insurance providing coverage for Mr. Drexler in the same amount as our other executive officers and directors.

The agreement also subjects Mr. Drexler to non-solicitation and non-competition covenants during his employment and for a period of two (2) years and one (1) year, respectively, following termination of employment for any reason. In the event his employment is terminated without “cause” or for “good reason,” Mr. Drexler is entitled under the agreement to certain post-employment compensation, as detailed beginning on page 24 of this proxy statement.

James Scully

Mr. Scully has entered into an employment agreement with us pursuant to which he has agreed to serve as our Executive Vice President and Chief Financial Officer for three years beginning in September 2005, subject to automatic one-year renewals unless we or Mr. Scully provide four month’s written notice prior to the expiration of the then current term. The agreement provides for a base salary of $475,000, which will be reviewed annually by us. He is eligible to receive an annual bonus with a target bonus of 50% of base salary based upon the achievement of certain Company and individual performance objectives to be determined each year. We agreed to provide Mr. Scully with relocation assistance in connection with his move to New York and incurred a total of $344,000 over fiscal 2005 and fiscal 2006 pursuant to this provision. Mr. Scully’s annual base salary was increased to $535,000 for fiscal 2007. The agreement subjects Mr. Scully to non-solicitation, and non-competition covenants during his employment and for a period of twelve (12) months following termination of employment for any reason (except that the non-competition covenant will not apply in the event Mr. Scully’s employment is terminated by the Company without “cause” or by Mr. Scully for “good reason”). In the event his employment is terminated without “cause” or for “good reason,” Mr. Scully is entitled under the agreement to certain post-employment compensation, as detailed beginning on page 25 of this proxy statement.

Tracy Gardner

Ms. Gardner has entered into an amended and restated employment agreement with us pursuant to which she has agreed to serve as President – Retail and Direct for four years beginning on March 15, 2008, subject to automatic one-year renewals unless we or Ms. Gardner provide four month’s written notice prior to the expiration of the current term. The agreement provides for a minimum annual base salary of $700,000, which will be reviewed annually by us, and an annual bonus with a target of 75% of base salary. The agreement also subjects Ms. Gardner to non-competition and non-solicitation covenants during her employment and for a period of twelve (12) and eighteen (18) months, respectively, following termination of employment for any reason. In the event her employment is terminated without “cause” or for “good reason,” Ms. Gardner is entitled under the agreement to certain post-employment compensation, as detailed beginning on page 26 of this proxy statement.

Libby Wadle

Ms. Wadle has entered into a non-disclosure, non-solicitation and non-competition agreement with us for three years beginning in August 2006, subject to renewal upon mutual agreement. The agreement subjects Ms. Wadle to non-solicitation, and non-competition covenants during her employment and for a period of twelve (12) months following termination of employment for any reason. In the event her employment is terminated without cause or for “good reason,” Ms. Wadle is entitled under the agreement to certain post-employment compensation, as detailed beginning on page 27 of this proxy statement.

GRANTS OF PLAN-BASED AWARDS—FISCAL 2007

The following table sets forth the non-equity incentive award that could have been payable pursuant to our annual cash incentive plan and equity awards granted pursuant to our long-term equity plans to our Named Executive Officers for fiscal 2007. For fiscal 2007, the Company exceeded the maximum EBITDA goal under the annual cash incentive plan. Based on Company results and individual performance, the Named Executive Officers received annual cash incentive awards as follows: Mr. Drexler—$1,504,000, Mr. Scully—$500,000, Ms. Gardner—$875,000 and Ms. Wadle—$380,600. A discussion of how these amounts were determined begins on page 14 of this proxy statement. Mr. Pfeifle will receive the target payout amount under the non-equity incentive plan in connection with the terms of his Separation Agreement.

Name	Grant Date	Approval Date(3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options(4) (#)		Exercise or Base Price of Option Awards(5) ($/sh)	Closing Price on Grant Date(5) ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Millard Drexler	—	—	$266,667	$800,000	$1,600,000	—	—		—	—		—	—	—
	5/15/07	5/11/07	—	—	—	—	50,000		—	—		—	—	$1,086,000
	5/15/07	5/11/07	—	—	—	—	—		—	200,000		$39.525	$38.61	$3,588,000

James Scully	—	—	$89,167	$267,500	$535,000	—	—		—	—		—	—	—
	5/15/07	5/11/07	—	—	—	—	17,500		—	—		—	—	$380,100
	5/15/07	5/11/07	—	—	—	—	—		—	17,500		$39.525	$38.61	$313,950

Tracy Gardner	—	—	$165,567	$496,700	$993,400	—	—		—	—		—	—	—
	5/15/07	5/11/07	—	—	—	—	37,500		—	—		—	—	$814,500
	5/15/07	5/11/07	—	—	—	—	—		—	37,500		$39.525	$38.61	$672,750

Libby Wadle	—	—	$63,433	$190,300	$380,600	—	—		—	—		—	—	—
	5/15/07	5/11/07	—	—	—	—	17,500		—	—		—	—	$380,100
	5/15/07	5/11/07	—	—	—	—	—		—	17,500		$39.525	$38.61	$313,950

Jeffrey Pfeifle	—	—	$201,067	$603,200	$1,206,400	—	—		—	—		—	—	—
	5/15/07	5/11/07	—	—	—	—	37,500	(7)	—	—		—	—	$814,500
	5/15/07	5/11/07	—	—	—	—	—		—	37,500	(7)	$39.525	$38.61	$672,750

(1)	Represents what possible payouts under the Company’s annual cash incentive plan were for fiscal 2007. Actual payouts have been disclosed in the Summary Compensation Table above under the column “Bonus.”
(2)	Under the 2005 Equity Incentive Plan, the Named Executive Officers were awarded shares of performance-based restricted stock which will vest in two equal installments on the fourth and fifth anniversaries of the Grant Date, subject to continued employment and the achievement of a Total Shareholder Return over a three year period commencing on the Grant Date equal to or exceeding thirty percent. The number of shares reflected in the table as the “target” payout under equity incentive plan awards is the number of shares that will vest if the performance condition is met. If the Total Shareholder Return does not exceed thirty percent on the third anniversary of the Grant Date, the entire award will be forfeited. Total Shareholder Return will be calculated as the difference between the closing price of a share of Common Stock on May 14, 2010 minus the closing price of a share of Common Stock on May 15, 2007, which was $38.61, plus any cash dividends paid per share of Common Stock between the Grant Date and May 14, 2010, expressed as a percentage increase over the closing price on May 15, 2007.
(3)	Pursuant to the Company’s policy for granting equity, all grants of equity to Named Executive Officers are determined and approved in advance by the Company’s compensation committee. See a description of the Company’s policy for granting equity on page 16 of this proxy statement. The committee approved the May 15, 2007 option and restricted stock grants to Messrs. Drexler, Pfeifle and Scully and Mss. Gardner and Wadle by a unanimous written consent approved by all committee members on May 11, 2007.
(4)	Represents option awards granted under the Company’s 2005 Equity Incentive Plan. These options vest and become exercisable in two equal installments on the fourth and fifth anniversaries of the date of grant and have a seven year term.
(5)	In accordance with the provisions of the Company’s 2005 Equity Incentive Plan, exercise price is determined by taking the average of the high and low price of a share of our Common Stock as reported on the NYSE for the last day immediately preceding the date of grant.
(6)	These amounts represent the grant date fair value calculated in accordance with FAS123(R). In each case, the amount was calculated excluding forfeiture assumptions. The assumptions used in calculating these amounts are described under the caption “Share-Based Compensation” in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed for the fiscal year ended February 2, 2008.

(7)	The awards of stock options and performance-based restricted stock to Mr. Pfeifle reflected in the table were forfeited on February 1, 2008 in connection with his departure from the Company.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth information regarding the outstanding awards under our long-term equity incentive plans held by our Named Executive Officers at the end of fiscal 2007.

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)		Market Value of Shares or Units of Stock Held that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights that Have Not Vested ($)(1)

Millard Drexler	2003	540,015	0		$3.53	2/12/13	188,739	(5)	$8,844,310	50,000	(6)	$2,343,000
	2004	1,620,048	0		$7.75	3/26/14
	2004	1,620,048	0		$12.92	3/26/14
	2004	24,197	12,099	(2)	$3.53	12/01/14
	2005	0	77,431	(2)	$7.75	8/08/15
	2005	0	77,431	(2)	$12.92	8/08/15
	2007	0	200,000	(2)	$39.525	5/15/14

	Total	3,804,308	366,961				188,739		$8,844,310	50,000		$2,343,000

James Scully	2005	41,480	48,395	(2)	$6.93	9/07/15	33,876	(5)	$1,587,429	17,500	(6)	$820,050
	2005	33,185	38,716	(2)	$7.75	9/07/15
	2005	33,185	38,716	(2)	$12.92	9/07/15
	2006	3,750	11,250	(2)	$20.00	6/27/16
	2006	0	17,500	(2)	$33.18	11/15/13
	2007	0	17,500	(2)	$39.525	5/15/14

	Total	111,600	172,077				33,876		$1,587,429	17,500		$820,050

Tracy Gardner	2004	0	24,198	(3)	$3.53	4/01/14	96,788	(5)	$4,535,486	37,500	(6)	$1,757,250
	2004	0	19,358	(3)	$7.75	4/01/14
	2004	0	19,358	(3)	$12.92	4/01/14
	2005	0	29,037	(2)	$7.75	3/15/15
	2005	0	29,037	(2)	$12.92	3/15/15
	2005	0	96,789	(2)	$6.51	7/20/15
	2005	0	19,357	(2)	$7.75	7/20/15
	2005	0	19,357	(2)	$12.92	7/20/15
	2005	0	67,752	(4)	$6.93	8/14/15
	2006	0	150,000	(2)	$33.18	11/15/13
	2007	0	37,500	(2)	$39.525	5/15/14

	Total	0	511,743				96,788		$4,535,486	37,500		$1,757,250

Libby Wadle	2004	0	9,679	(2)	$3.53	8/01/14	14,517	(5)	$680,267	17,500	(6)	$820,050
	2005	0	29,036	(4)	$6.93	8/14/15
	2006	0	11,250	(2)	$20.00	6/27/16
	2006	0	50,000	(2)	$33.18	11/15/13
	2007	0	17,500	(2)	$39.525	5/15/14

	Total	0	117,465				14,517		$680,267	17,500		$820,050

Jeffrey Pfeifle	2003	81,001	0		$3.53	5/1/08	0		$0	0		$0
	2004	135,004	0		$7.75	5/1/08
	2004	216,006	0		$12.92	5/1/08

	Total	432,011	0				0		$0	0		$0

(1)	Market value determined by multiplying the closing market price of a share of our Common Stock on February 1, 2008 ($46.86), which was the last business day of our fiscal 2007, by the number of unvested shares outstanding as of such date.

(2)	These options will vest as follows:

Option Expiration Date	Vesting Schedule
11/15/13	in two equal installments on 11/15/10 and 11/15/11
5/15/14	in two equal installments on 5/15/11 and 5/15/12
8/01/14	on 8/01/08
12/01/14	on 12/01/08
3/15/15	in three equal installments on 3/15/08, 3/15/09 and 3/15/10
7/20/15	in two equal installments on 5/05/08 and 5/05/09
8/08/15	in two equal installments on 8/08/08 and 8/08/09
9/07/15	in two equal installments on 9/07/08 and 9/07/09
6/27/16	in three equal installments on 6/27/08, 6/27/09 and 6/27/10

(3)	These options awarded to Ms. Gardner with an expiration date of 4/1/14 will vest as follows: (i) the options with an exercise price of $3.53 will vest on April 1, 2008 and (ii) the options with an exercise price of $7.75 and $12.92 will each vest in two equal installments on April 1, 2008 and April 1, 2009.
(4)	These options awarded to Mss. Gardner and Wadle with an expiration date of 8/14/15 will vest as follows: (i) the options awarded to Ms. Gardner will vest on 8/1/09 and (ii) the options awarded to Ms. Wadle will vest in two equal installments on 8/14/08 and 8/14/09.
(5)	Includes restricted shares of Common Stock, which will vest as follows:

Named Executive Officer	Vesting Schedule
Millard Drexler	58,073 shares will vest on 8/08/08; 72,592 shares will vest on 11/1/08; and 58,074 shares will vest on 8/08/09
James Scully	16,938 shares will vest on each of 9/07/08 and 9/07/09
Tracy Gardner	24,197 shares will vest on 4/01/08; 9,678 shares will vest on 5/05/08; 24,198 shares will vest on 4/01/09; 9,679 will vest on 5/05/09; and 29,036 shares will vest on 8/14/09
Libby Wadle	2,419 shares will vest on 8/01/08; 4,839 will vest on 8/14/08; 2,420 shares will vest on 8/01/09; and 4,839 shares will vest on 8/14/09

(6)	Represents shares of performance-based restricted stock which will vest in two equal installments on the fourth and fifth anniversaries of the Grant Date (May 15, 2007), subject to the achievement of a Total Shareholder Return over a three year period commencing on the Grant Date equal to or exceeding thirty percent. If the Total Shareholder Return does not exceed thirty percent on the third anniversary of the Grant Date, the entire award will be forfeited. Total Shareholder Return will be calculated as the difference between the closing price of a share of Common Stock on May 14, 2010 minus the closing price of a share of Common Stock on May 15, 2007, which was $38.61, plus any cash dividends paid per share of Common Stock between the Grant Date and May 14, 2010, expressed as a percentage increase over the closing price on May 15, 2007.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2007

The following table sets forth information concerning the exercise of stock options and vesting of restricted stock during fiscal 2007 for each Named Executive Officer, on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (2)
Millard Drexler	0	$0	72,592	$2,620,208
James Scully	17,974	$768,132	16,938	$742,054
Tracy Gardner	130,661	$5,493,443	24,197	$965,460
Libby Wadle	20,786	$818,995	2,420	$118,532
Jeffrey Pfeifle	243,007	$9,731,945	24,197	$873,391

(1)	Amounts listed in the table above as value realized on exercise of option awards are calculated by determining the difference between the market price of the underlying shares on the date of exercise and the exercise price of the options. These amounts do not include amounts withheld or paid for taxes, fees or exercise costs.
(2)	Amounts listed in the table above as value realized on vesting of the shares of stock awards are calculated by multiplying the number of shares of stock by the market value of the shares on the vesting date. These amounts do not include amounts withheld or paid for taxes and fees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with Messrs. Drexler and Scully and Ms. Gardner (the “Employment Agreements”). We have entered into a non-disclosure, non-solicitation and non-competition agreement with Ms. Wadle (the “Wadle Agreement”). We entered into a Separation Agreement and General Release and Waiver with Mr. Pfeifle (the “Pfeifle Separation Agreement”) in connection with his departure from the Company, which was effective February 1, 2008. Under each of the Employment Agreements and the Wadle Agreement, we are required to pay severance benefits in connection with certain terminations of employment. The employment agreement with Mr. Drexler also provides for accelerated vesting of certain equity awards in connection with certain terminations of employment. In addition, awards made under our equity incentive plans provide for the accelerated payment or vesting of awards in connection with a termination of employment within one (1) year following a change in control. The following is a description of the severance, termination and change in control benefits payable to each of our Named Executive Officers pursuant to their respective agreements and our equity incentive plans.

For these purposes, “change in control” is generally defined as the occurrence of any one of the following events: (i) any sale, lease, exchange or other transfer of all or substantially all of our assets to any person(s) (other than to TPG Partnership II, L.P. or any of its affiliates (“TPG II”)) or Mr. Drexler or any entity that is directly or indirectly controlled by Mr. Drexler (together with TPG II, the “TPG-MD Group”), (ii) the approval of our stockholders of any proposal for the liquidation or dissolution of our Company, (iii) (A) any person(s) (other than the TPG-MD Group) becoming the beneficial owner of more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees of our Company and (B) the TPG-MD Group beneficially owns in the aggregate a lesser percentage of the voting stock of our Company than such other person(s), (iv) a replacement of a majority of our Board of Directors over a two-year period that has not been approved by either the TPG-MD Group or by a vote of at least a majority of our Board of Directors, (v) any person(s) other than the TPG-MD Group shall have acquired the power to elect a majority of the members of our Board of Directors or (vi) a merger or consolidation of our Company with another entity in which holders of our Common Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Millard Drexler

Pursuant to the amended and restated employment agreement between us and Mr. Drexler, dated October 20, 2005 (which we refer to as the “Drexler Agreement”), the payments and/or benefits we have agreed to pay or provide to Mr. Drexler upon a termination of his employment vary depending on the reason for such termination.

We may terminate Mr. Drexler’s employment with us upon his disability, which is generally defined in the Drexler Agreement as Mr. Drexler’s inability to perform his duties for a period of six (6) consecutive months or for 180 days within any 365 day period as a result of his incapacity due to physical or mental illness. In addition, we may terminate Mr. Drexler’s employment for cause or at any time without cause. For these purposes, “cause” is generally defined under the Drexler Agreement as Mr. Drexler’s (a) willful and continued failure to substantially perform his duties, after written demand for substantial performance by our Board of Directors; (b) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to us; or (c) breach of the non-solicitation, non-competition and confidential information obligations described below.

Mr. Drexler may terminate his employment with us with good reason or at any time, upon at least three (3) months’ advance written notice, without good reason. For these purposes, “good reason” is generally defined under the Drexler Agreement as (a) the diminution of, or appointment of anyone other than Mr. Drexler to serve in or handle, his positions, authority, duties, and responsibilities without his consent; (b) any purported termination of his employment by us for a reason other than for a reason or in a manner expressly permitted by the Drexler Agreement; (c) relocation of more than fifty (50) miles of Mr. Drexler’s principal work location; or (d) material breach of the Drexler Agreement by us.

In addition, Mr. Drexler’s employment will terminate upon his death or in the event either party provides notice to the other party not to renew the Drexler Agreement at least ninety (90) days prior to the expiration of its term.

If Mr. Drexler’s employment with us is terminated (i) as a result of his death, disability or either party’s failure to renew the term, (ii) by us for cause, or (iii) by Mr. Drexler without good reason, then Mr. Drexler will be entitled to any accrued but unpaid salary, accrued but unused vacation, and any un-reimbursed expenses, in each case through the date of his termination.

If we terminate Mr. Drexler’s employment without cause or he terminates his employment with good reason, Mr. Drexler will be entitled to receive (i) a payment of his annual base salary through the termination date, any accrued vacation pay and any un-reimbursed expenses, and (ii) subject to Mr. Drexler’s execution of a valid general release and waiver of claims against us, as well as his compliance with the non-competition, non-solicitation and confidential information restrictions described below, (a) a payment equal to his annual base salary and target bonus, one-half of such payment to be paid on the first business day that is six (6) months and one (1) day following the termination date and the remaining one-half of such payment to be paid in six equal monthly installments commencing on the first business day of the seventh calendar month following the termination date, (b) a payment equal to the product of (x) the last annual bonus Mr. Drexler received prior to the termination date and (y) a fraction, the numerator of which is the number of days of service completed by Mr. Drexler in the year of termination and the denominator of which is 365, such amount to be paid on the first business day that is six (6) months and one (1) day following the termination date, and (c) the immediate vesting of such portion of unvested restricted shares and stock options as provided and pursuant to the terms of the relevant grant agreements under our 2003 Equity Incentive Plan.

In addition, upon any termination of Mr. Drexler’s employment with us, Mr. Drexler will be entitled to any benefit or right under the Company employee benefit plans in which he is vested (except for any additional severance or termination payments). At this time, Mr. Drexler is not vested in any benefits or rights under our employee benefit plans.

In addition, pursuant to the Drexler Agreement, in the event that any payment or benefit provided to Mr. Drexler under the Drexler Agreement or under any other plan, program or arrangement of ours in connection with a change in control (as defined in Section 280G of the Code) becomes subject to the excise taxes imposed by Section 4999 of the Code, Mr. Drexler will be entitled to receive a “gross-up” payment in connection with any such excise taxes. We have also agreed to purchase and maintain, at our own expense, directors and officers liability insurance providing coverage for Mr. Drexler for the six (6) year period following his termination of employment in the same amount as our other executive officers and directors.

Pursuant to the Drexler Agreement, for the two (2) year period following the termination of Mr. Drexler’s employment, Mr. Drexler has agreed not to solicit or hire any of our associates. In addition, Mr. Drexler has agreed that, for the one (1) year period following his termination of employment, he will not compete with us in the retail apparel business in any geographic area in which we are engaged in such business. Mr. Drexler is also subject to standard non-disclosure of confidential information restrictions.

James Scully

Pursuant to the employment agreement between us and Mr. Scully, dated August 16, 2005 (which we refer to as the “Scully Agreement”), the payments and/or benefits we have agreed to pay or provide Mr. Scully on a termination of his employment vary depending on the reason for such termination.

Pursuant to the Scully Agreement, we may terminate Mr. Scully’s employment with us upon his disability, which is generally defined in the Scully Agreement as Mr. Scully’s inability to perform his duties for a ninety (90) day period as a result of his incapacity due to physical or mental illness. In addition, we may terminate Mr. Scully’s employment for cause or at any time without cause. For these purposes, “cause” is generally defined under the Scully Agreement as Mr. Scully’s (a) indictment for a felony or any crime involving moral turpitude or being charged or sanctioned by the federal or state government or governmental authority or agency with violations of securities laws, or having been found by any court or governmental authority or agency to have committed any such violation; (b) willful misconduct or gross negligence in connection with his performance of duties; (c) willful and material breach of the Scully Agreement, including without limitation, his failure to perform his duties and responsibilities thereunder (provided that he has 30 days to cure to the extent such violation is reasonably susceptible to cure); (d) fraudulent act or omission adverse to our reputation; (e) willful disclosure of any confidential information to persons not authorized to know such information; or (f) his violation of or failure to comply with any Company policy or any legal or regulatory obligations or requirements, including without limitation, failure to provide certifications as may be required by law (provided that he has 30 days to cure to the extent such violation is reasonably susceptible to cure). Furthermore, if subsequent to the termination of Mr. Scully’s employment it is determined that he could have been terminated for cause and there is a reasonable basis for such determination, Mr. Scully’s employment, at our election, shall be deemed to have been terminated for cause, in which event we would be entitled to immediately cease providing any severance benefits described below and to recover any severance benefits previously paid to Mr. Scully.

Pursuant to the Scully Agreement, Mr. Scully may terminate his employment with us with good reason or at any time, upon at least two (2) months advance notice, without good reason. For these purposes, “good reason” is generally defined under the Scully Agreement as (a) any action by us that results in a material and continuing diminution of Mr. Scully’s duties or responsibilities; (b) a reduction by us of Mr. Scully’s base salary or annual bonus opportunity as in effect from time to time, or (iii) a relocation of more than fifty (50) miles of his principal place of employment, in each case without Mr. Scully’s written consent. Mr. Scully’s employment will also terminate upon his death.

Pursuant to the Scully Agreement, if Mr. Scully’s employment with us is terminated (i) by us without cause or (ii) by Mr. Scully with good reason, then Mr. Scully will be entitled to, subject to his execution of a valid general release and waiver of any claims he may have against us, (a) continued payment of base salary and continued medical benefits (which may consist of our reimbursement of COBRA payments) for a period of one (1) year following his termination date and (b) a lump sum in an amount equal to the pro-rated amount of any annual bonus that he would have otherwise received for the fiscal year in which he was terminated. However, Mr. Scully’s right to the continuation of his base salary and medical benefits for one (1) year following the termination of his employment will cease, respectively, upon the date that he becomes employed by a new employer or otherwise begins providing services for another entity and the date he becomes eligible for coverage under another group health plan, provided that if the cash compensation he receives from his new employer or otherwise is less than his base salary in effect immediately prior to his termination date, he will be entitled to receive the difference between his base salary and his new amount of cash compensation during the remainder of the severance period. In addition, if Mr. Scully’s employment with us is terminated for any reason, Mr. Scully will also be entitled to any earned but unpaid salary.

Pursuant to the Scully Agreement, Mr. Scully has agreed that, for the twelve (12) month period following the termination of his employment (other than a termination by us without cause, by Mr. Scully with good reason or as a result of our election not to renew the employment period), he will not engage in or perform services for any entity in the retail, mail order and Internet specialty apparel and accessories business within a 100 mile radius of any of our store locations or in the same area as we direct our mail order operations or solicit any of our customers or suppliers. In addition, for the twelve (12) month period following the termination of his employment for any reason, Mr. Scully has agreed not to solicit or hire any of our associates. Mr. Scully is also subject to standard non-disclosure of confidential information restrictions.

Tracy Gardner

Pursuant to the amended and restated employment agreement between us and Ms. Gardner, dated March 14, 2008 (which we refer to as the “Gardner Agreement”), the payments and/or benefits we have agreed to pay or provide Ms. Gardner on a termination of her employment vary depending on the reason for such termination.

Pursuant to the Gardner Agreement, we may terminate Ms. Gardner’s employment with us upon her disability, which is generally defined in the Gardner Agreement as Ms. Gardner’s inability to perform her duties for a ninety (90) day period as a result of her incapacity due to physical or mental illness. In addition, we may terminate Ms. Gardner’s employment for cause or at any time without cause. For these purposes, “cause” is generally defined under the Gardner Agreement as Ms. Gardner’s (a) indictment for a felony; (b) willful misconduct or gross negligence in connection with her performance of duties; (c) material breach of the Gardner Agreement, including without limitation, her failure to perform her duties and responsibilities; (d) fraudulent act or omission by Ms. Gardner adverse to our reputation; or (e) disclosure of any confidential information to persons not authorized to know such information. Furthermore, if subsequent to the termination of

Ms. Gardner’s employment it is determined that she could have been terminated for cause and there is a reasonable basis for such determination, Ms. Gardner’s employment, at our election, shall be deemed to have been terminated for cause, in which event we would be entitled to immediately cease providing any severance benefits described below and to recover any severance benefits previously paid to Ms. Gardner.

Pursuant to the Gardner Agreement, Ms. Gardner may terminate her employment with us with good reason or at any time, upon at least two (2) months advance notice, without good reason. For these purposes, “good reason” is generally defined under the Gardner Agreement as either (a) any action by us that results in a material and continuing diminution of Ms. Gardner’s duties or responsibilities; or (b) a relocation of more than fifty (50) miles of her principal place of employment, in each case without Ms. Gardner’s written consent. Ms. Gardner’s employment will also terminate upon her death.

Pursuant to the Gardner Agreement, if Ms. Gardner’s employment with us is terminated (i) by us without cause or (ii) by Ms. Gardner with good reason, then Ms. Gardner will be entitled to, subject to her execution of a valid general release and waiver of any claims she may have against us, (a) continued payment of base salary and continued medical benefits for a period of eighteen (18) months following her termination date, (b) a lump sum in an amount equal to the pro-rated amount of any annual bonus that she would have otherwise received for the fiscal year in which she was terminated, and (c) in the event such termination occurs prior to March 15, 2010 (and a change in control of the Company has not yet occurred), continued vesting of such portion of unvested restricted shares and stock options granted to Ms. Gardner prior to the Company’s initial public offering on July 3, 2006 in accordance with their original vesting schedules. However, Ms. Gardner’s right to the continuation of her base salary and medical benefits for eighteen (18) months following the termination of her employment will cease, respectively, upon the date that she becomes employed by a new employer or otherwise begins providing services for another entity and the date she becomes eligible for coverage under another group health plan; provided that if the cash compensation she receives from her new employer or otherwise is less than her base salary in effect immediately prior to her termination date, she will be entitled to receive the difference between her base salary and her new amount of cash compensation during the remainder of the severance period. In addition, if Ms. Gardner’s employment with us is terminated for any reason, Ms. Gardner will also be entitled to any earned but unpaid salary.

Pursuant to the Gardner Agreement, Ms. Gardner has agreed that, for the twelve (12) month period following the termination of her employment, she will not engage in or perform services for certain competitive entities in the retail, mail order and Internet apparel and accessories business within a 100 mile radius of any of our store locations or in the same area as we direct our mail order operations or solicit any of our customers or suppliers. In addition, for the eighteen (18) month period following the termination of her employment for any reason, Ms. Gardner has agreed not to solicit or hire any of our associates. Ms. Gardner is also subject to standard non-disclosure of confidential information and non-disparagement restrictions.

Libby Wadle

Pursuant to the Non-Disclosure, Non-Solicitation and Non-Competition agreement between us and Ms. Wadle, dated August 8, 2006 (which we refer to as the “Wadle Agreement”), we have agreed to provide certain payments and benefits to Ms. Wadle on a termination of her employment without cause or for good reason provided that (i) we do not waive any of the post-employment restrictions in the Wadle Agreement and (ii) Ms. Wadle executes and delivers to us a Separation Agreement and Release in a form acceptable to us and does not revoke such Separation Agreement and Release.

Pursuant to the Wadle Agreement, we may terminate Ms. Wadle’s employment with us for cause or at any time without cause. For these purposes, “cause” is generally defined under the Wadle Agreement as (i) gross incompetence; (ii) failure to comply with the Company’s policies including those contained in the Company’s Code of Ethics and Business Practices; (iii) indictment, conviction or admission of any crime involving dishonesty or moral turpitude; (iv) participation in any act of misconduct, insubordination or fraud against the Company; (v) use of alcohol or drugs which interferes with Ms. Wadle’s performance of her duties or compromises the integrity or reputation of the Company; and (vi) excessive absence from work other than as a result of disability.

Pursuant to the Wadle Agreement, Ms. Wadle may terminate her employment with us with good reason, provided that we will have at least 30 days to remedy the situation. For these purposes, “good reason” is defined under the Wadle Agreement as either (a) any requirement by us that she report directly to an individual other than an Executive Vice President or functional equivalent or (b) any action by us that results in a material and continuing diminution of Ms. Wadle’s duties or responsibilities, in each case without Ms. Wadle’s consent. No payment will be required by us, however, if we consent in our sole discretion to waive the post-termination restrictions on Ms. Wadle’s employment or if those conditions are otherwise not met.

Pursuant to the Wadle Agreement, if Ms. Wadle’s employment with us is terminated (i) by us without cause or (ii) by Ms. Wadle with good reason, then Ms. Wadle will be entitled to, subject to her execution of a valid separation agreement and release in a form acceptable to us, (a) pro-rata portion of the bonus, if any, to which she would have otherwise been entitled as of the date of termination, and (b) continued payment of base salary and continued medical benefits for period of one (1) year following her termination date. However Ms. Wadle’s right to the continuation of her base salary and medical benefits for one (1) year following the termination of her employment will cease, respectively, upon the date that she becomes employed by another entity as an employee, consultant or otherwise. In addition, if Ms. Wadle’s employment with us is terminated for any reason, Ms. Wadle will also be entitled to any earned but unpaid salary.

Pursuant to the Wadle Agreement, Ms. Wadle has agreed that, for the twelve (12) month period following the termination of her employment, she will not engage in or perform services for certain competitive entities in the retail, mail order and Internet apparel and accessories business. In addition, for the one (1) year period following the termination of her employment for any reason, Ms. Wadle has agreed not to solicit or hire any of our associates. Ms. Wadle is also subject to standard non-disclosure of confidential information restrictions.

Jeffrey Pfeifle

Effective January 22, 2008, we entered into a Separation Agreement and General Release and Waiver with Mr. Pfeifle (which we refer to as the “Pfeifle Separation Agreement”) in connection with his departure from the Company, effective February 1, 2008.

Pursuant to the Pfeifle Separation Agreement, Mr. Pfeifle is entitled to (i) payment of his annual base salary through February 1, 2008, any un-reimbursed business expenses and any accrued vacation pay; and subject to Mr. Pfeifle’s compliance with the non-competition, non-solicitation and confidential information restrictions described below, (ii) the continued payment of his base salary of $850,000 for the two (2) year period following his date of termination, and (iii) a lump sum amount equal to $603,200, which represents his target bonus for fiscal year 2007. In addition, Mr. Pfeifle’s vested equity awards as of February 1, 2008 will remain exercisable until May 1, 2008 in accordance with the applicable equity plan documents and award agreements.

For the one (1) year period following the end of Mr. Pfeifle’s employment, Mr. Pfeifle has agreed not to solicit or hire any of our associates. Mr. Pfeifle is also subject to standard non-disclosure of confidential information restrictions. In the event Mr. Pfeifle breaches any of these provisions, he will forfeit his right to receive any unpaid severance payments and, to the extent already made as of the time of breach, he will be obligated to reimburse us for the amount of such severance payments.

Equity Plans

None of the options to purchase shares of our Common Stock or restricted shares held by our Named Executive Officers and granted under our Amended and Restated 1997 Stock Option Plan, 2003 Equity Incentive Plan or 2005 Equity Incentive Plan will vest solely because of a “change in control” of our Company. However, stock options and/or restricted shares granted to our Named Executive Officers under such plans may provide for the acceleration of the vesting schedule in the event of the termination by us of a Named Executive Officer’s employment without cause or the termination by the Named Executive Officer for good reason within one (1) year following a change in control.

In addition, in the event of a (i) dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of our Common Stock receive securities of another corporation and/or property, including cash, the compensation committee of the Company has the right, in its discretion, to cancel all outstanding equity awards (whether vested or unvested) and, in full consideration of such cancellation, pay to the holder of such award an amount in cash, for each share of Common Stock subject to the award, equal to, (A) with respect to an option, the excess of (x) the value, as determined by the committee, of securities and property (including cash) received by ordinary stockholders as a result of such event over (y) the exercise price of such option or (B) with respect to restricted shares, the value, as determined by the committee, of securities and property (including cash) received by the ordinary stockholders as a result of such event. If any of the events described above had occurred on February 2, 2008 and the compensation committee of the Company exercised its discretion to cash-out each outstanding and unvested equity award held by the Named Executive Officers as of such date, then each Named Executive Officer would have received an amount equal to the amount disclosed with respect to such Named Executive Officer in “Equity-Based Incentive Compensation” row of the tables below. For purposes of this calculation, we have assumed that the value per share received by ordinary stockholders of the Company in connection with such event would be equal to the closing market price of our Common Stock on February 1, 2008, which was the last business day of our fiscal year 2007.

The following tables estimate the amounts that would be payable to our Named Executive Officers if their employment terminated on February 2, 2008 based on the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of our fiscal 2007, in each of the specified circumstances.

Millard Drexler

	Termination by (i) Executive Without Good Reason, (ii) by Executive’s Notice of Non-Renewal or (iii) by Company for Cause	Termination (i) by the Company “without Cause,” or (ii) by Executive for “Good Reason”(1)		Death/Disability	Termination as a result of Company Notice of Non-Renewal	Change in Control-Termination of Employment by the Company “without Cause” or by Executive for “Good Reason”(1)
Cash Severance	—	$2,600,000	(2)	—	—	$2,600,000	(2)
Equity-Based Incentive Compensation	—	$15,024,893	(3)	—	—	$18,834,893	(4)
Other Benefits/Tax Gross-Ups	—	—		—	—	$4,682,492	(5)

(1)	All severance payments and benefits payable to our Named Executive Officers upon a termination of employment by us without cause or by the executive with good reason are subject to the Named Executive Officer’s execution of a valid general release and waiver of all claims against the Company and compliance with applicable non-competition, non-solicitation and confidential information restrictions.
(2)	Represents amount equal to (i) Mr. Drexler’s base salary ($200,000) and target bonus ($800,000) (one half of such payment to be paid on the first business day that is six (6) months and one (1) day following the assumed termination date and the remaining one half of such payment to be paid in six (6) equal monthly installments commencing on the first business day of the seventh calendar month following such date) and (ii) a pro-rated portion of the most recent annual cash incentive award he received prior to the assumed termination date ($1,600,000).
(3)	Represents an amount equal to the number of shares underlying Mr. Drexler’s unvested restricted shares and stock options under the Company’s 2003 Equity Incentive Plan as of February 2, 2008 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(4)	Represents an amount equal to the number of shares underlying all of Mr. Drexler’s unvested restricted shares and stock options as of February 2, 2008 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(5)	Represents the estimated amount of the “gross-up” payment that Mr. Drexler would be entitled to receive in connection with any excise taxes imposed by Section 4999 of the Code as a result of a change in control (as defined by Section 280G of the Code).

James Scully

	Termination by (i) Executive Without Good Reason, (ii) by Executive’s Notice of Non-Renewal or (iii) by Company for Cause	Termination (i) by the Company “without Cause,” or (ii) by Executive for “Good Reason”(1)		Death/Disability	Termination as a result of Company Notice of Non-Renewal	Change in Control-Termination of Employment by the Company “without Cause” or by Executive for “Good Reason”(1)
Cash Severance	—	$802,500	(2)	—	—	$802,500	(2)
Equity-Based Incentive Compensation	—	—		—	—	$7,838,033	(3)
Other Benefits/Tax Gross-Ups	—	$11,621	(4)	—	—	—

(1)	All severance payments and benefits payable to our Named Executive Officers upon a termination of employment by us without cause or by the executive with good reason are subject to the Named Executive Officer’s execution of a valid general release and waiver of all claims against the Company and compliance with applicable non-competition, non-solicitation and confidential information restrictions.
(2)	Represents amount equal to (i) continued payment of base salary ($535,000) for one (1) year following termination assuming that Mr. Scully does not obtain other paid employment during that period and (ii) pro-rated lump sum payment of any annual cash incentive award that he would have otherwise received for fiscal 2007 (assumes target bonus of $267,500).
(3)	Represents an amount equal to the number of shares underlying all of Mr. Scully’s unvested restricted shares and stock options as of February 2, 2008 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(4)	Represents an amount equal to the Company’s total COBRA cost to associates to continue coverage under the Company’s health insurance plan for one (1) year assuming that he did not obtain other employment during that period.

Tracy Gardner

	Termination by (i) Executive Without Good Reason, (ii) by Executive’s Notice of Non-Renewal or (iii) by Company for Cause	Termination (i) by the Company “without Cause,” or (ii) by Executive for “Good Reason”(1)		Death/Disability	Termination as a result of Company Notice of Non-Renewal	Change in Control-Termination of Employment by the Company “without Cause” or by Executive for “Good Reason”(1)
Cash Severance	—	$1,575,000	(2)	—	—	$1,575,000	(2)
Equity-Based Incentive Compensation	—	$17,144,042	(3)	—	—	$21,228,355	(4)
Other Benefits/Tax Gross-Ups	—	$17,431	(5)	—	—	—

(1)	All severance payments and benefits payable to our Named Executive Officers upon a termination of employment by us without cause or by the executive with good reason are subject to the Named Executive Officer’s execution of a valid general release and waiver of all claims against the Company and compliance with applicable non-competition, non-solicitation and confidential information restrictions.
(2)	Represents amount equal to (i) continued payment of base salary ($700,000) for eighteen (18) months following termination assuming that Ms. Gardner does not obtain other paid employment during that period and (ii) pro-rated lump sum payment of any annual cash incentive award she would have otherwise received for fiscal 2007 (assumes target bonus of $525,000).
(3)	Represents an amount equal to the number of shares underlying Ms. Gardner’s unvested restricted shares and stock options as of February 2, 2008 that were granted to her prior to the Company’s initial public offering on July 3, 2006 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(4)	Represents an amount equal to the number of shares underlying all of Ms. Gardner’s unvested restricted shares and stock options as of February 2, 2008 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(5)	Represents an amount equal to the Company’s total COBRA cost to associates to continue coverage under the Company’s health insurance plan for eighteen (18) months assuming that she did not obtain other employment during that period.

Libby Wadle

	Termination by (i) Executive Without Good Reason, (ii) by Executive’s Notice of Non-Renewal or (iii) by Company for Cause	Termination (i) by the Company “without Cause,” or (ii) by Executive for “Good Reason”(1)		Death/Disability	Termination as a result of Company Notice of Non-Renewal	Change in Control-Termination of Employment by the Company “without Cause” or by Executive for “Good Reason”(1)
Cash Severance	—	$600,000	(2)	—	—	—
Equity-Based Incentive Compensation	—	—		—	—	$4,193,653	(3)
Other Benefits/Tax Gross-Ups	—	$8,641	(4)	—	—	—

(1)	All severance payments and benefits payable to our Named Executive Officers upon a termination of employment by us without cause or by the executive with good reason are subject to the Named Executive Officer’s execution of a valid general release and waiver of all claims against the Company and compliance with applicable non-competition, non-solicitation and confidential information restrictions.
(2)	Represents amount equal to (i) continued payment of base salary ($400,000) for one (1) year following termination assuming that Ms. Wadle does not obtain other paid employment during that period and (ii) pro-rated lump sum payment of any annual cash incentive award that she would have otherwise received for fiscal 2007 (assumes target bonus of $200,000).
(3)	Represents an amount equal to the number of shares underlying all of Ms. Wadle’s unvested restricted shares and stock options as of February 2, 2008 multiplied (i) in the case of restricted stock, by the closing market price of our Common Stock on February 1, 2008 ($46.86), which was the last business day of fiscal 2007, and (ii) in the case of stock options, by the spread between the closing market price of our Common Stock on February 1, 2008 and the applicable exercise price of each stock option.
(4)	Represents an amount equal to the Company’s total COBRA cost to associates to continue coverage under the Company’s health insurance plan for one (1) year assuming that she did not obtain other employment during that period.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during fiscal 2007 by our non-management directors.

Name	Fees earned or paid in cash ($)		Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Mary Ann Casati	$52,000	(2)	$76,553	—	$128,553
Steven Grand-Jean	$41,000	(3)	$129,937	—	$170,937
David House	$24,500	(4)	$22,793	—	$47,293
Heather Reisman	$23,000	(5)	$44,231	—	$67,231
Stuart Sloan	$39,000	(6)	$129,937	—	$168,937
Josh Weston	$71,000	(7)	$129,937	—	$200,937

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the outstanding stock options held by directors for fiscal 2007, as determined in accordance with FAS 123R. See the caption “Share-Based Compensation” in note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and in note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007 for a description of assumptions used in valuing the options.

The grant date fair value of the option awards granted during fiscal 2007 includes: (i) an award of 5,500 options on 6/12/07 with a grant date fair value of $111,210 to Ms. Casati and Messrs. Grand-Jean, Sloan and Weston; (ii) an award of 7,750 options on 8/15/07 with a grant date fair value of $149,188 to Mr. House; and (iii) an award of 10,500 options on 6/12/07 with a grant date fair value of $212,310 to Ms. Reisman.

The aggregate number of outstanding stock options for each director listed in the table above as of February 2, 2008 is as follows: Ms. Casati – 12,759; Mr. Grand-Jean – 73,251; Mr. House – 7,750; Ms. Reisman – 10,500; Mr. Sloan – 87,768 and Mr. Weston – 20,018. There are no other outstanding equity awards for the non-employee directors.

(2)	Represents a $35,000 annual cash retainer and $17,000 in meeting attendance fees.
(3)	Represents a $35,000 annual cash retainer and $6,000 in meeting attendance fees.
(4)	Mr. House was appointed to our Board of Directors in July 2007. The fees earned or paid in cash consist of a $17,500 annual cash retainer (pro-rated based upon his appointment in July 2007) and $7,000 in meeting attendance fees.
(5)	Ms. Reisman was appointed to our Board of Directors in May 2007. The fees earned or paid in cash consist of a $19,000 annual cash retainer (pro-rated based upon her appointment in May 2007) and $4,000 in meeting attendance fees.
(6)	Represents a $35,000 annual cash retainer and $4,000 in meeting attendance fees.
(7)	Represents a $35,000 annual cash retainer, $16,000 in meeting attendance fees and a $20,000 annual fee for service as audit committee chairman.

Compensation of Directors

Our philosophy of performance-based compensation also applies to compensation of directors. The compensation committee reviews director compensation annually and obtains information from Mercer, the Compensation Committee’s outside consultant, regarding the compensation levels provided to directors of comparable companies. The compensation committee recommends changes, if applicable, to the Board of Directors. Directors who are our employees or representatives of TPG (Messrs. Boyce, Coslet, Coulter and Drexler) do not receive any compensation for their services as a director. All other directors, except for Mr. House and Ms. Reisman, received the following as compensation in fiscal 2007: (1) a cash retainer of $35,000 and (2) a non-qualified stock option awarded under the 2005 Equity Incentive Plan to purchase 5,500 shares of our Common Stock. The options were granted on the date of our 2007 Annual Meeting, have an exercise price of $49.41 per share, a term of 7 years and become exercisable and vest in equal installments over a three-year period. Each new director who joins the Board and is not an employee or representative of TPG receives an additional non-qualified stock option to purchase 5,000 shares of our Common Stock, granted as soon as reasonably practicable after he or she joins the Board, with the same term and vesting provisions as the option grant to incumbent directors. If a director ceases to serve as a director for any reason, other than removal for cause, any options vested at the time of termination of his or her services will remain exercisable for 90 days (but no longer than the term of the options).

Mr. House, who became a director in July 2007, received a pro-rata share of the cash retainer, a pro-rata option grant to purchase 2,750 shares of our common stock and a new director option grant to purchase 5,000 shares of our common stock. Mr. House’s options have an exercise price of $48.49 per share, have a term of 7 years and become exercisable and vest in equal installments over a three-year period. Ms. Reisman, who became a director in May 2007, received a pro-rata share of the cash retainer, a non-qualified stock option grant to purchase 5,500 shares of our Common Stock, and a new director option grant to purchase 5,000 shares of our common stock. Ms. Reisman’s options have an exercise price of $49.41 per share, have a term of 7 years and become exercisable and vest in equal installments over a three-year period.

Each eligible director also received a further cash payment of $2,000 for each Board meeting attended in person and $1,000 for each stand-alone committee meeting attended in person. In addition, Mr. Weston, the chairman of the audit committee, received additional cash compensation of $20,000 in fiscal 2007 for his services on such committee. The chairperson of the compensation committee would have received additional cash compensation of $15,000 for his service as committee chairperson; however, since Mr. Coulter is a TPG representative, he did not receive this additional compensation for serving as chairperson.

In addition, each of our directors, including directors who are employees or representatives of TPG, receives a 30% discount on all merchandise in our factory and retail stores and through our direct channels (catalog and internet), which we believe is a common practice in the retail industry.

In fiscal year 2007, the compensation committee adopted a policy that each new Director who is not an employee or representative of TPG is required to purchase at least 2,500 shares of our Common Stock in the open market within a reasonable time period after joining the Board. Both Mr. House and Ms. Reisman have complied with this stock purchase requirement.

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

University Village Lease

Stuart Sloan, a director, is the President of UV, Inc., which is the general partner of University Village Limited Partnership, the owner and operator of University Village Shopping Center in Seattle, Washington. Mr. Sloan’s sons are the beneficiaries of trusts that are limited partners of University Village Limited Partnership. On October 14, 2003, we entered into a lease agreement with University Village Limited Partnership for a 7,400 square foot space at the University Village Shopping Center for the operation of one of our retail stores. The term of the lease is 10 years. We received an allowance for tenant’s improvements in the amount of $450,000 from University Village Limited Partnership. Annual rent due under the lease is comprised of (i) base rent payment of $296,000 for years one through five and $326,000 for years six through 10 and (ii) contingent rent payment based on the store’s sales in excess of a specified threshold. The lease also requires us to pay real estate taxes, insurance and certain common-area costs. We believe the terms of the lease are consistent with arms-length negotiations.

Registration Rights

We have entered into a registration rights agreement with the TPG II Funds and TPG 1999 Equity Partners II, L.P. (an affiliate of TPG) relating to the shares of our Common Stock they hold. In addition, subject to certain exceptions, including our right to defer a demand registration under certain circumstances, the TPG II Funds and TPG 1999 Equity Partners II, L.P. have the right to require us to register for public sale under the Securities Act all shares of Common Stock held by them that they request be registered at any time. The TPG II Funds and TPG Equity Partners II, L.P. are also entitled to piggyback registration rights with respect to any future registration statement we file for an underwritten public offering of our securities. Under the agreement, we are responsible for the expenses of any such offering.

In addition, Mr. Drexler and a family trust for which Mr. Drexler is a trustee have rights under a stockholders’ agreement with us, the TPG II Funds and TPG 1999 Equity Partners II, L.P. to cause us to register their shares of Common Stock under the Securities Act. These rights include piggyback registration rights to require us to include their shares in any registered offering including shares held by the TPG II Funds and TPG 1999 Equity Partners II, L.P. and demand registration rights commencing as of July 3, 2007 similar to those described above. Under this agreement, we would be responsible for the expenses of any such offerings.

Private Aircraft

Mr. Drexler travels extensively for Company business, including for purposes of site visitations to the Company’s stores. For purposes of business efficiency, Mr. Drexler uses his private airplane. Mr. Drexler’s airplane is owned by an entity which he controls. We pay an established charter rate to a third-party commercial aircraft operator for business use of his airplane. On an annual basis, the Audit Committee reviews the terms of this arrangement to ensure it is at, or below, market and in the best interests of the Company. During fiscal 2007, we paid $904,000 pursuant to this arrangement.

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written policy regarding the approval or ratification of all transactions required to be reported under the SEC’s rules regarding transactions with related persons. In accordance with this policy, the audit committee of the Board will evaluate each related person transaction for the purpose of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and should be ratified and approved by the Board. At least semi-annually, management will provide the audit committee with information pertaining to related person transactions. The audit committee will consider each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its stockholders. Relevant factors will include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and NYSE listing standards.

Approval by the Board of any related person transaction involving a director will also be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. Where a vote of the disinterested directors is required, such vote will be called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction. Related person transactions entered into, but not approved or ratified as required by the Board’s policy, will be subject to termination by the Company (or any relevant subsidiary), if so directed by the audit committee or the Board, as applicable, taking into account such factors as such body deems appropriate and relevant.

The transactions listed above under “Certain Relationships and Related Transactions” were approved by the independent members of our Board prior to the adoption of this written policy but after substantially similar evaluation as required by the policy.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of our Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on the review and discussions, the compensation committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in this proxy statement.

COMPENSATION COMMITTEE

James Coulter, Chairman
Jonathan Coslet
Mary Ann Casati
Heather Reisman

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Coulter and Coslet and Mss. Casati and Reisman, none of whom are employed by the Company and all of whom are considered “independent” directors under the applicable NYSE requirements. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of another company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

During fiscal years 2007, 2006 and 2005, KPMG LLP served as our independent registered public accounting firm and in that capacity rendered an unqualified opinion on our consolidated financial statements as of and for the three years ended February 2, 2008. Representatives from KPMG LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed or expected to be billed to us by our independent registered public accounting firm in each of the last two fiscal years:

	Fiscal 2006	Fiscal 2007
Audit Fees	$1,120,000	$1,120,000
Audit-Related Fees	545,000	—
Tax Fees	6,000	135,000
All Other Fees	—	—

Total Fees	$1,671,000	$1,255,000

Audit Fees

These amounts represent fees billed or expected to be billed by KPMG LLP for professional services rendered for the audits of the Company’s annual financial statements for the fiscal years ended February 2, 2008 (“Fiscal 2007”) and February 3, 2007 (“Fiscal 2006”) and the reviews of the financial statements included in the Company’s quarterly reports on the Form 10-Q.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by KPMG LLP for professional services rendered that were not included under “Audit Fees” above. Audit-Related Fees consisted principally of services provided in connection with the IPO and with the sale by the TPG II Funds of shares of our Common Stock in a secondary public offering of our Common Stock, which was completed on January 31, 2007 (the “Secondary Public Offering”). For Fiscal 2006, fees incurred in connection with our IPO were $400,000 and fees incurred in connection with the Secondary Public Offering were $143,000. The remaining fees in Fiscal 2006 were incurred in connection with a Form S-8 filing.

Tax Fees

These amounts represent fees billed or expected to be billed by KPMG LLP for professional services rendered for tax compliance related matters.

All Other Fees

None

Auditor Independence

The audit committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The audit committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us. Under the policy, the audit committee has pre-approved the engagement of our independent auditors to perform any other work for us that is not an integral component of the audit services (“Non-Audit Services”) from time to time up to a maximum compensation amount of $20,000 per year, above which amount any additional Non-Audit Services and compensation payable therefore would be required to be approved in advance by the audit committee. Approval can be made by one or more members of the audit committee as designated by the audit committee and/or chairman of the committee.

The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended February 2, 2008. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.

The Board of Directors has determined that each of the three undersigned members of the audit committee satisfies the independence requirements of the NYSE Listing Standards and the SEC's additional independence requirements for members of audit committees. The Board of Directors determined that all members of the audit committee are financially literate and that the chairperson of the audit committee, Josh Weston, is an “audit committee financial expert” as defined by SEC rules. The audit committee is governed by a written charter, which is available free of charge on the investor relations section of our website at www.jcrew.com or upon written request to the Secretary of the Company, J.Crew Group, Inc., 2 Penn Plaza, 26th Floor, New York, New York 10121. The audit committee held nine meetings in fiscal 2007.

AUDIT COMMITTEE REPORT

The audit committee’s primary responsibilities are to monitor the integrity of the Company’s financial statements and reporting process and systems of internal controls regarding finance and accounting and to monitor the Company’s compliance with legal and regulatory requirements, including disclosures and procedures. The committee also has the responsibility to evaluate the Company’s independent auditor’s qualifications, independence and performance as well as to guide and evaluate the performance of the internal audit function. The audit committee oversees the work of the independent auditors, management and the internal auditors and regularly reports the committee’s activities and recommendations to the Board of Directors. Additional information about the committee’s responsibilities and duties can be found in the committee’s charter.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.

The audit committee reviewed and discussed the audited financial statements with management and the Company’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee by Statement on Auditing Standards (SAS) No. 61, as amended (Communications with Audit Committees), by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Company’s independent auditors also provided to the audit committee written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), by the Independence Standards Board, and the audit committee has discussed with the independent auditors their firm’s independence.

The audit committee conferred periodically with the Company’s internal auditors regarding the scope and results of internal audits. It also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions described in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 that has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Josh Weston, Chairperson
Mary Ann Casati
David House

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of

1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of the end of fiscal 2007 with respect to (1) equity plans that were approved by our stockholders and (2) equity plans that have not been approved by our stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders(1)	6,185,012	$8.56	1,023,051	(3)(4)
Equity compensation plans not approved by security holders(2)	1,307,926	$35.84	273,728	(3)

Total	7,492,938	$13.32	1,296,779	(4)

(1)	The following plans were approved by our private security holders prior to our IPO: the Amended and Restated 1997 Stock Option Plan (the “1997 Plan”) and the 2003 Equity Incentive Plan (the “2003 Plan”). Additionally, the 2007 Associate Stock Purchase Plan (the “ASPP”) was approved by security holders on June 12, 2007 and is included in column (c).
(2)	The following plan has not been approved by our security holders: the 2005 Equity Incentive Plan (the “2005 Plan”).
(3)	Restricted Stock and other stock-based equity awards may be issued under the 2003 Plan and the 2005 Plan, however under the 2003 Plan, only a limited number of shares are available for restricted stock awards. Under the 1997 Plan, only stock options may be issued.

(4)	Includes 446,107 shares that were available for future issuance under the ASPP at the end of fiscal 2007. Excluding these ASPP shares, the total number of securities remaining available for future issuance under the 1997 Plan, 2003 Plan and 2005 Plan would be 850,672.

Description of Non-Stockholder Approved Equity Compensation Plans

2005 Equity Incentive Plan

Set forth below is a brief description of the material features of our 2005 Equity Incentive Plan (“2005 Plan”), which was adopted by our Board of Directors on October 11, 2005, subject to the consummation of our initial public offering. The 2005 Plan was effective as of June 27, 2006.

Share Reserve. We have authorized 1,900,000 shares of our Common Stock for issuance under the 2005 Plan; provided that to the extent that any award granted under our Amended and Restated 1997 Stock Option Plan or 2003 Equity Incentive Plan terminates, expires or is canceled or is forfeited without having been exercised, the shares of our Common Stock covered by such award shall be treated as not issued pursuant to such plans and shall be available for grant under the 2005 Plan, but shall not be counted toward the aggregate number of shares of our Common Stock reserved for issuance under the 2005 Plan. Out of such aggregate, the maximum number of shares of our Common Stock that may be covered by incentive stock options, within the meaning of Section 422 of the Code shall not exceed 1,900,000 shares of Common Stock. To the extent that any equity based award granted under the 2005 Plan is forfeited, terminates, expires or is canceled without having been exercised, the shares of our Common Stock covered by such award shall again be available for grant under the 2005 Plan. The aggregate number of shares available for issuance under the 2005 Plan may be adjusted in the case of a stock dividend, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Plan.

Eligibility. Associates, independent contractors and directors of our Company or our subsidiaries are eligible to participate in the 2005 Plan.

Types of Awards. The 2005 Plan permits the granting of incentive stock options, nonqualified stock options, shares of restricted stock, restricted stock units, stock appreciation rights, phantom stock, performance shares, deferred share units and share-denominated performance units.

Administration. The 2005 Plan is administered by a committee, which shall consist solely of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), as an “outside director” (within the meaning of Treasury Regulation Section 1.162-27(e)(3)), and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority, which such composition will be phased in pursuant to any applicable transition period. The committee determines, among other things, which eligible associates and independent contractors are to receive awards, the number of shares of our Common Stock subject to each award, and the terms and conditions of each award granted to associates and independent contractors, consistent with the provisions of the 2005 Plan. Our Board of Directors will have parallel authority with respect to awards granted to directors. The terms and conditions of each award may be set forth in a written award agreement with the recipient. The committee has the authority to interpret and administer the 2005 Plan and any award agreement and to establish rules and regulations for the administration of the 2005 Plan.

Options. Options granted under the 2005 Plan may be either incentive stock options or nonqualified stock options, and such designation shall be stated in the award agreement. The holder of an option granted under the 2005 Plan will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, as determined by our compensation committee. The exercise price per share of our Common Stock covered by any option shall not be less than 100% of the fair market value of a share of our Common Stock on the date on which such option is granted. The aggregate fair market value of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year under the 2005 Plan and any other stock option plan of our Company or our subsidiaries shall not exceed $100,000.

An option shall be exercised by such methods and procedures as the committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise. Options granted under the 2005 Plan generally may be transferred without our prior written consent only by will or by the laws of descent and distribution.

Other Stock-Based Awards. The committee may grant other stock-based awards to associates and independent contractors and our Board of Directors may grant such awards to directors subject to such terms and conditions as the committee or our Board of Directors, as appropriate, may determine. Each such award may (i) involve the transfer of actual shares of our Common Stock to participants, either at the time of grant or thereafter, or payment in case or otherwise of amounts based on the value of shares of our Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as performance-based compensation (by satisfying the requirements of Section 162(m) of the Code for deductibility of remuneration paid to “covered employees”); provided that each such award shall be denominated in, or shall have a value determined by reference to, a number of shares of our Common Stock that is specified at the time of grant of such award.

Performance-Based Compensation. The amount payable with respect to an award that is intended to qualify as performance-based compensation under the 2005 Plan shall be determined in any manner permitted by Section 162(m) of the Code. The committee shall establish performance measures, the level of actual achievement of performance goals and the amount payable with respect to an award intended to qualify under Section 162(m) of the Code. The committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations, exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

The grant, exercise and/or settlement of such performance or annual incentive award shall be contingent upon achievement of pre-established performance goals which shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder.

One or more of the following business criteria for our Company shall be used by the committee in establishing performance goals for such awards: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales, or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total stockholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) customer satisfaction based on specific goals, such as customer survey results or loyalty measures, (xv) employee measures based on specified goals, such as turnover, satisfaction surveys or sales per employee; staffing, diversity, training and development, (xvi) inventory turnover or inventory shrinkage, and (xvii) market penetration, geographic expansion or new concept development, in any such case (x) considered absolutely or relative to historic performance or relative to one or more other businesses, (y) determined for our Company, as a whole, any business unit or division thereof, or any individual, and/or (z) compared to the actual performance by a competitor or group of competitors determined in the discretion of the committee. Performance goals may differ for awards granted to any one participant or to different participants.

Certain Corporate Transactions; Change in Control. In the event of certain corporate transactions, such as a merger or consolidation in which we are not the surviving entity or a sale of all or substantially all of the assets of our Company, the 2005 Plan provides that the committee shall, in its sole discretion, have the power to (i) cancel each outstanding award and pay to the participant to whom such award was granted an amount in cash, for each share of our Common Stock subject to such award and/or (ii) provide for the exchange of each outstanding award for an award with respect to, as appropriate, some or all of the property which a holder of the number of shares of our Common Stock subject to such award would have received in such transaction with an equitable adjustment to the exercise price of such award, or to the number of shares or amount of property subject to such award, or if appropriate, provide for a cash payment to the participant to whom such award was granted in partial consideration for the exchange of the award.

Amendment and Termination. Our Board of Directors may amend or modify the 2005 Plan at any time, subject to any required approval of our stockholders or the recipients of outstanding awards.

If our 2008 Plan is approved by stockholders, no new awards shall be granted under the 2005 Plan, but all outstanding awards granted pursuant to the 2005 Plan shall continue to be governed by the terms and conditions thereof.

PROPOSAL 2

APPROVAL OF

J.CREW GROUP, INC. 2008 EQUITY INCENTIVE PLAN

Stockholders are asked to approve the J.Crew Group, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). If approved by stockholders, the 2008 Plan will replace our 1997 Stock Option Plan, 2003 Equity Incentive Plan and 2005 Equity Incentive Plan (the “existing plans”) and will become our only plan for issuing all new equity-based incentive awards to our associates, directors and consultants. While the existing plans will remain in place to govern existing awards, they will be frozen as to future awards. As of the Record Date, we had 6,820,982 stock options outstanding under the existing plans, with a weighted average exercise price of $13.78 and a weighted average remaining contractual term of 6.2 years. Additionally, there were, 681,974 shares of performance-based and time-based restricted stock to be issued upon vesting, resulting in a total of 7,502,956 shares to be issued. As of the Record Date, there were 853,278 shares available for issuance under the existing plans. We do not anticipate granting any new awards under the existing plans between the Record Date and the date of the annual meeting, except for grants totaling up to 200,000 shares, with an exercise price of no less than fair market value on the date of grant and a seven year term. The Board believes that the 2008 Plan is necessary to attract, motivate and retain key talent and encourage stock ownership. The purpose of the 2008 Plan is to align the interests of management and employees (our “associates”) with those of the Company and our stockholders, as the value of stock-based awards is directly linked to the market value of our stock.

The Board also believes that issuing all future equity-based awards under a single plan will increase the efficiency and effectiveness of the Company’s long-term incentive programs, reduce administrative costs, and allow greater transparency with respect to the Company’s equity compensation practices. Accordingly, on April 9, 2008, the Board adopted and approved the 2008 Plan, subject to the approval of the Company’s stockholders. Stockholder approval of the 2008 Plan is necessary to ensure the tax deductibility by the Company of certain awards under the 2008 Plan pursuant to Section 162(m) of the Internal Revenue Code (the “Code”) and to meet the listing requirements of the New York Stock Exchange.

Because the 2008 Plan is designed to replace the Company’s existing compensatory plans, approval of the 2008 Plan by the Company’s stockholders will result in the following:

•

the J. Crew Group, Inc. 1997 Stock Option Plan, J. Crew Group, Inc. 2003 Equity Incentive Plan and the J. Crew Group, Inc. 2005 Equity Incentive Plan will be frozen so that no further awards will be made under those plans, and

•	the approximately 850,000 shares available under existing plans and not yet subject to awards will not be used.

Awards that are outstanding under each of the existing plans as of the effective date of the 2008 Plan will not be terminated, but instead will remain outstanding and will be administered under the terms of the applicable existing plan. The aggregate number of shares available for future issuance in connection with new awards will be 3 million, all under the 2008 Plan.

In determining the size of the authorized share pool, we considered the level of overhang and took into account the fact that a substantial portion of the current outstanding equity awards are held by our CEO and had been granted to him prior to our initial public offering in 2006 (the “IPO”). At the time of his hire in 2003, Mr. Drexler invested $10 million of his own funds to purchase a substantial equity interest in the Company and he received large equity grants in the form of stock options, premium-priced options and restricted stock, subject to four and five year vesting conditions. This package was provided to attract Mr. Drexler to the Company and align his interests with long-term stockholder value during a period when J. Crew, as a privately-held company, was experiencing significant underperformance and had a highly leveraged capital structure and limited equity value. Since then, Mr. Drexler has received additional stock option and restricted stock grants. Mr. Drexler has not exercised any of his stock options since 2004 and, as of the Record Date, holds 3,804,308 exercisable options. Absent the outstanding equity awards held by Mr. Drexler, our overhang would be 9.19%.

Our strong performance has driven substantial gains in our stock price since our shares first began trading on the NYSE on June 28, 2006 at $24.00 per share to a closing price of $46.86 on February 1, 2008 (the last business day of our most recent fiscal year). This represents an increase of over 95%, compared with the S&P 500 Stock Index return of 13% and the S&P Retail Index return of (5)% over the same time period. During the same period, our market value has grown from $1.4 billion to $2.9 billion.

With this background, we are seeking to add to the number of shares authorized for equity awards, in order to continue to incent our management team and other associates to strive for superior performance and to align management interests with stockholder value.

The 2008 Plan contains a number of provisions that the Board believes are consistent with the interests of the stockholders and sound corporate governance practices, including:

•

Reasonable Limitation on Shares Issued. The authorized share pool of 3 million shares is approximately 4.8 percent of common shares outstanding. If the 2008 Plan is approved, we expect that we will need to seek stockholder approval again in 2010 for additional shares.

•	No Stock Option Repricings or Reloads. The 2008 Plan prohibits the repricing or replacement of previously issued stock options without the approval of stockholders.

•	No Discount Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of J. Crew Group, Inc. Common Stock on the date of grant.

•	No Liberal Share Counting. Shares surrendered, expired or returned to the Company to satisfy the exercise price or tax withholding obligations for stock options cannot be reissued.

•	Minimum One-Year Performance Period for Performance-Based Stock Awards. Performance-based restricted stock and restricted stock units must have a minimum one-year performance period.

•	Service-Based Awards Vest Over at Least Three Years. Service-based restricted stock granted to associates typically vest over a period of no fewer than three years of employment.

•	No Award Transferability for Consideration. The 2008 Plan strictly prohibits the transfer of awards to independent third parties for cash consideration without stockholder approval.

•

Plan includes Incentive Recoupment (Clawback) Clause for Performance-Based Stock Awards. The 2008 Plan provides that if a determination of achievement of a performance goal was based on incorrect data and had not been achieved or had been achieved at a lesser level, then the award (or portion thereof) shall, as applicable, be forfeited, determined not to be vested or repaid to the Company.

•	Double-Trigger Change-in-Control. As with awards under the existing plans, a double-trigger requirement will be in place for change-in-control vesting.

This description of the 2008 Plan is not intended to be complete and is qualified in its entirety by the specific language of the 2008 Plan, a copy of which is attached as Exhibit A to this proxy statement. Defined terms that are otherwise not defined herein shall have the meanings set forth in the 2008 Plan.

Shares Reserved

We have authorized 3 million shares of our Common Stock for issuance under the 2008 Plan. Out of such aggregate, the maximum number of shares of our Common Stock that may be covered by incentive stock options, within the meaning of Section 422 of the Code shall not exceed 3 million shares of Common Stock. To the extent that any equity based award granted under the 2008 Plan is forfeited, terminates, expires or is canceled without having been exercised, the shares of our Common Stock covered by such award shall again be available for grant under the 2008 Plan. The aggregate number of shares available for issuance under the 2008 Plan may be adjusted in the case of a stock dividend, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2008 Plan. The closing price of a share of our Common Stock as of April 1, 2008 was $47.42.

Eligibility

Associates, independent contractors and directors of our Company or our subsidiaries are eligible to participate in the 2008 Plan. As of February 2, 2008, approximately 3,100 associates and directors are eligible to participate in the 2008 Plan.

Types of Awards

The 2008 Plan permits the granting of incentive stock options, nonqualified stock options, shares of restricted stock, restricted stock units, stock appreciation rights, phantom stock, performance shares, deferred share units and share-denominated performance units, and other stock-based awards.

Administration

The 2008 Plan is administered by a committee, which shall consist solely of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), as an “outside director” (within the meaning of Treasury Regulation Section 1.162-27(e)(3)), and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority, which such composition will be phased in pursuant to any applicable transition period. The committee determines, among other things, which eligible associates and independent contractors are to receive awards, the number of shares of our Common Stock subject to each award, and the terms and conditions of each award granted to associates and independent contractors, consistent with the provisions of the 2008 Plan. The terms and conditions of each award may be set forth in a written award agreement with the recipient. The committee has the authority to interpret and administer the 2008 Plan and any award agreement and to establish rules and regulations for the administration of the 2008 Plan.

Options

Options granted under the 2008 Plan may be either incentive stock options or nonqualified stock options, and such designation shall be stated in the award agreement. The holder of an option granted under the 2008 Plan will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, as determined by our compensation committee. The exercise price per share of our Common Stock covered by any option shall not be less than 100% of the fair market value of a share of our Common Stock on the date on which such option is granted. The aggregate fair market value of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year under the 2008 Plan and any other stock option plan of our Company or our subsidiaries shall not exceed $100,000. Each grant agreement evidencing the award of any option will set forth terms and conditions relating to the vesting, termination, expiration or cancellation of such option, as well as the effect of termination of employment or other relationship with the Company on such option.

An option shall be exercised by such methods and procedures as the committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise. Options granted under the 2008 Plan generally may be transferred without our prior written consent only by will or by the laws of descent and distribution.

Other Stock-Based Awards

The committee may grant other stock-based awards to associates and independent contractors and our Board of Directors may grant such awards to directors subject to such terms and conditions as the committee or our Board of Directors, as appropriate, may determine. Each such award may (i) involve the transfer of actual shares of our Common Stock to participants, either at the time of grant or thereafter, or payment in case or otherwise of amounts based on the value of shares of our Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as performance-based compensation (by satisfying the requirements of Section 162(m) of the Code for deductibility of remuneration paid to “covered employees”); provided that each such award shall be denominated in, or shall have a value determined by reference to, a number of shares of our Common Stock that is specified at the time of grant of such award.

Performance-Based Compensation

The amount payable with respect to an award that is intended to qualify as performance-based compensation under the 2008 Plan shall be determined in any manner permitted by Section 162(m) of the Code. The committee shall establish performance measures, the level of actual achievement of performance goals and the amount payable with respect to an award intended to qualify under Section 162(m) of the Code. The committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations, exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

The grant, exercise and/or settlement of such performance or annual incentive award shall be contingent upon achievement of pre-established performance goals which shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder.

One or more of the following business criteria for our Company shall be used by the committee in establishing performance goals for such awards: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales, or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total stockholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) customer satisfaction based on specific goals, such as customer survey results or loyalty measures, (xv) associate measures based on specified goals, such as turnover, satisfaction surveys or sales per associate; staffing, diversity, training and development, (xvi) inventory turnover or inventory shrinkage, and (xvii) market penetration, geographic expansion or new concept development, in any such case (x) considered absolutely or relative to historic performance or relative to one or more other businesses, (y) determined for our Company, as a whole, or any business unit or division thereof, or any individual, and/or (z) compared to the actual performance by a competitor or group of competitors determined in the discretion of the committee. Performance goals may differ for awards granted to any one participant or to different participants.

Certain Corporate Transactions; Change in Control

In the event of certain corporate transactions, such as a merger or consolidation in which we are not the surviving entity or a sale of all or substantially all of the assets of our Company, the 2008 Plan provides that the committee shall, in its sole discretion, have the power to (i) cancel each outstanding award and pay to the participant to whom such award was granted an amount in cash, for each share of our Common Stock subject to such award and/or (ii) provide for the exchange of each outstanding award for an award with respect to, as appropriate, some or all of the property which a holder of the number of shares of our Common Stock subject to such award would have received in such transaction with an equitable adjustment to the exercise price of such award, or to the number of shares or amount of property subject to such award, or if appropriate, provide for a cash payment to the participant to whom such award was granted in partial consideration for the exchange of the award.

Amendment and Termination

Our Board of Directors may amend or modify the 2008 Plan at any time, subject to any required approval of our stockholders or the recipients of outstanding awards.

New Plan Benefits

The benefits or amounts that will be received by or allocated to the CEO, the Named Executive officers, all current executive officers as a group, and all associates who are not executive officers, as well as the amounts that would have been so received or allocated had the plan been in effect last year are not presently determinable.

Stockholder approval of the plan is being sought as required by the rules of the NYSE. If such approval is not obtained, the Plan will not take effect and no awards will be made thereunder.

Principal Federal Income Tax Consequences of Options Granted Under Plan to Participants and the Company

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of ISOs and NQSOs under the 2008 Plan under the now applicable provisions of the Code and the regulations thereunder.

Incentive Stock Options. A participant is not deemed to have received taxable income upon grant or exercise of any ISO. Upon exercise of an ISO, the spread between the fair market value of the shares received and the exercise price will be an item of adjustment for purposes of the alternative minimum tax, unless the participant disposes of the shares in the same tax year as the ISO is exercised. If a participant disposes of such shares within one year after the date of exercise and two years after the date of grant (the “ISO Holding Period”) (such disposition, a “Disqualifying Disposition”), any gain on such Disqualifying Disposition, up to the amount of the spread on exercise, will be ordinary income, with the balance being capital gain. All other gains upon dispositions of shares received upon exercise of an ISO will be capital gain in an amount equal to the excess of the proceeds received over the exercise price.

If the participant surrenders previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an ISO, such surrender is a Disqualifying Disposition of the surrendered shares that will result in the recognition of ordinary income (although not of capital gain) as described in the immediately preceding paragraph. The number of shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis, increased by the amount of ordinary income recognized upon the Disqualifying Disposition, and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

If the participant surrenders previously-owned shares (other than any shares acquired upon the exercise of an ISO which has not satisfied the ISO Holding Period) in payment of any or all of the exercise price of an ISO, the shares received upon exercise of the ISO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise of the ISO would have a tax basis equal to the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise. The ISO Holding Period with respect to all the shares acquired pursuant to the ISO would start on the date of exercise.

Non-Qualified Stock Options. A participant is not taxed upon grant of an NQSO. Generally, a participant will have ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise.

If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an NQSO, the shares received upon exercise of such NQSO equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

In addition, according to proposed regulations issued by the U.S. Treasury Department, the surrender of previously-owned shares acquired upon the exercise of an ISO which have not satisfied the ISO Holding Period in payment of any or all of the exercise price of an NQSO would not be a Disqualifying Disposition of the surrendered shares that would result in the recognition of ordinary income. Rather, if the participant surrenders previously-owned shares acquired upon the exercise of an ISO in payment of any or all of the exercise price of an NQSO, a number of shares received upon exercise of the NQSO equal to the number of previously-owned shares surrendered would be treated as shares received upon the exercise of the ISO and only the additional shares received upon exercise of the NQSO would be treated as such.

Tax Consequences to the Company. The Company or an affiliate of the Company that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an option in the year of recognition by the participant.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Under the rules and regulations of the SEC, the audit committee of the Board of Directors is directly responsible for the appointment of the Company’s independent public accountants. The audit committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, as the independent auditors to audit our books, records and accounts for the fiscal year ending January 31, 2009. KPMG has served as the Company’s independent auditors since the fiscal year ended January 31, 1998. The services provided to the Company by KPMG, along with the corresponding fees, for fiscal 2006 and 2007 are described under the caption “Independent Registered Public Accounting Firm Fees and Services” in this proxy statement.

Stockholder ratification of the appointment of the independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, the audit committee will consider whether or not to retain KPMG, but may still retain them.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

None

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2009 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2009 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than December 20, 2008, unless the date of our 2009 annual meeting is more than 30 days before or after June 5, 2009, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Secretary of the Company, J.Crew Group, Inc., 2 Penn Plaza, 26th Floor, New York, New York 10121.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our Board or a proposal for consideration at our 2009 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our bylaws require that the proposal or recommendation for nomination must be received by our Secretary of the Company at the above address not later than March 7, 2009 nor earlier than February 5, 2009, unless the date of our 2009 annual meeting is more than 30 days before or after June 5, 2009, in which case notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

ADDITIONAL INFORMATION

Copies of the Company’s Annual Report on Form 10-K for Fiscal 2007, which includes audited financial statements, are available free of charge at http://www.proxyvote.com to stockholders of the Company receiving this proxy statement.

NEW YORK, NEW YORK

April 18, 2008

Exhibit A

J. CREW GROUP, INC.

2008 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

This J. Crew Group, Inc. 2008 Equity Incentive Plan is intended to promote the interests of the Company and its stockholders by providing the employees (our “associates”) and independent contractors of the Company, and eligible non-employee directors of J. Crew Group, Inc., who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such associates, independent contractors, and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a) “Board of Directors” means the Board of Directors of J. Crew Group, Inc.

(b) “Cause” means, when used in connection with the termination of a Participant’s employment, unless otherwise provided in any employment agreement with the Company to which the Participant is a party or the agreement evidencing Participant’s Incentive Award, the termination of the Participant’s employment by the Company or its affiliate on account of (i) the willful violation by the Participant of any federal or state law or any rule of the Company or its affiliate, (ii) breach by a Participant of the Participant’s duty of loyalty to the Company and its affiliates in contemplation of the Participant’s termination of employment, such as the Participant’s pre-termination of employment solicitation of customers or associates of the Company or its affiliate, (iii) the Participant’s unauthorized removal from the premises of the Company or its affiliate of any document (in any medium or form) relating to the Company or its affiliate or the customers of the Company or its affiliate, or (iv) any gross negligence in connection with the performance of the Participant’s duties as an associate. Any rights the Company or its affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or its affiliate may have under any agreement with the associate or at law or in equity. If, subsequent to a Participant’s termination of employment, it is discovered that such Participant’s employment could have been terminated for Cause, the Participant’s employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(d) “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(e) “Common Stock” means J. Crew Group, Inc.’s Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(f) “Company” means J. Crew Group, Inc. and all of its Subsidiaries and affiliates, collectively.

(g) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code.

(h) “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.

(i) “Director” means a member of the Board of Directors who is not at the time of reference an associate of J. Crew Group, Inc. or any of its Subsidiaries.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) the average of the high and low sales prices on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(l) “Good Reason” means, unless otherwise provided in any employment agreement with the Company to which the Participant is a party or the agreement evidencing Participant’s Incentive Award, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that directly results from a Change in Control, (ii) a material decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all associates of the Company or its affiliates otherwise eligible to participate in the applicable benefit plan, or (iii) a relocation following a Change in Control of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, in each case without the Participant’s written consent and provided, that, within sixty (60) days following the occurrence of any of the events set forth therein, the Participant has delivered written notice to the Committee of the Participant’s intention to terminate the Participant’s employment for Good Reason and specifying the circumstances that the Participant believes constitute Good Reason, and the Company shall not have cured such circumstances (if susceptible to cure) within thirty (30) days following receipt of such notice (or, in the event that such grounds cannot be corrected within such thirty (30) day period, the Company has not taken all reasonable steps within such thirty (30) day period to correct such grounds as promptly as practicable thereafter).

(m) “Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(n) “J. Crew Group, Inc.” means J. Crew Group, Inc., a Delaware corporation, and any successor thereto.

(o) “Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(q) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(r) “Participant” means a Director, associate, or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(s) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(t) “Performance Measures” means such measures as are described in Section 8 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(u) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(v) “Performance Target” means performance goals and objectives with respect to a Performance Period.

(w) “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(x) “Plan” means this J. Crew Group, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(aa) “Voting Securities” means, at any time, J. Crew Group, Inc.’s then outstanding voting securities.

3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits

(a) Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 3,000,000 shares of Common Stock in the aggregate. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 3,000,000 shares of Common Stock. The shares referred to in the preceding sentences of this paragraph shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

(b) Share Counting Rules

If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or expiration of such shares to the Company, any portion of the shares forfeited, cancelled or expired shall be treated as not issued pursuant to the Plan and shall again be available for issuance under the Plan. Shares that are exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Incentive Award, shall not be available for issuance under the Plan. Incentive Awards which, pursuant to their terms, are to be settled solely in cash shall not reduce the number of shares of Common Stock available for Incentive Awards.

Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) as provided in Section 9 of the Plan shall not count as used under the Plan for purposes of this Section 3.

(c) Individual Award Limits

Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any single Participant in any calendar year shall not exceed 3 million shares.

4.	Administration of the Plan

(a) The Committee

The Plan shall be administered by the Committee, which shall consist solely of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), as an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3), and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority; provided that, with respect to any “independent” composition requirement under any rule of any applicable stock exchange or similar regulatory authority, the “independent” composition requirement shall be phased in pursuant to any applicable transition period; provided further that, with respect to any Incentive Award granted to, or any determination made with respect to, any Person subject to Section 16 of the Exchange Act prior to the date the “independent” composition requirement has been satisfied, such grant shall be approved by the full Board, and with respect to any Incentive Award granted to, or any determination made with respect to, any Covered Employee, prior to the date the “independent” composition requirement has been satisfied, such grant shall be approved by approved by a subcommittee of the Committee that is composed solely of two or more “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3).

(b) Grant of Incentive Awards

The Committee shall, consistent with the terms of the Plan, from time to time designate those associates and independent contractors of the Company who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. The Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors. The Committee may prescribe agreements evidencing or setting the terms of any Incentive Awards, and amendments thereto, which documents and amendments need not be identical for each Participant.

The Committee may also enter into agreements with third parties pursuant to which such third parties may issue Incentive Awards to the Participants in lieu of the Company’s issuance thereof or assume the obligations of the Company under any Incentive Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

Incentive Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Incentive Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Incentive Awards granted in addition to or in tandem with other Incentive Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Incentive Awards or awards.

(c) Delegation of Authority

All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are associates of the Company) or associates of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify.

In addition, the Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Incentive Award agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan, (ii) to take any action that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 409A of the Code or (iv) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

(d) Committee Discretion

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment; provided that, no payment shall be made with respect to any Incentive Award that is subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding, and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Incentive Award during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion. Dividend equivalents granted with respect to Options or stock appreciation rights that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or stock appreciation right is subsequently exercised.

(e) Payments by the Company

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan. Payments to be made by the Company upon the exercise of an Option or other Incentive Award or settlement of an Incentive Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Incentive Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Incentive Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Incentive Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Incentive Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Incentive Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Incentive Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Incentive Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Incentive Awards or shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Incentive Awards or shares of Common Stock as to which such requisite authority shall not have been obtained.

In addition, the Committee may permit (including, without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Incentive Award.

If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Incentive Award intended to qualify as Performance-Based Compensation, such earnings shall be in compliance with Code Section 162(m) of the Code.

(f) Limitation on Liability

The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and associates shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or associate of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.

No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or associate of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and J. Crew Group, Inc. shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or associate of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, associate, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be (a) those associates and independent contractors of the Company whom the Committee shall select from time to time and (b) Directors of the Company whom the Board of Directors shall select from time to time. Eligible persons shall include any Person who has been offered employment by the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Incentive Award until such person has commenced employment with the Company. An associate on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. In lieu of making Incentive Awards directly to Participants, the Committee may make Incentive Awards under the Plan through or to a trust or other funding vehicle which in turn makes Incentive Awards to Participants or which issues interests in Incentive Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion. Each Incentive Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The agreement evidencing the award of each Option shall fix the exercise price and shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as a Non-Qualified Stock Option.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(5) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or stock appreciation rights or cancel outstanding Options or stock appreciation rights in exchange for cash, other awards or Options or stock appreciation rights with an exercise price that is less than the exercise price of the original Options or stock appreciation rights without stockholder approval.

(6) Regardless of the terms of any agreement evidencing an Incentive Award, the Committee shall have the right to substitute stock appreciation rights for outstanding Options granted to any Participant, provided the substituted stock appreciation rights call for settlement by the issuance of shares of Common Stock, and the terms of the substituted stock appreciation rights and economic benefit of such substituted stock appreciation rights are at least equivalent to the terms and economic benefit of the Options being replaced.

(c) Effect of Termination of Employment or Other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a Director, or other relationship between the Company and the Participant holding the Option.

(d) Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of J. Crew Group, Inc. or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2) No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of J. Crew Group, Inc. or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the agreement evidencing the grant of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

8.	Performance-Based Compensation

(a) Calculation, Written Determinations, and Right of Recapture

The amount payable with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by Section 162(m) of the Code.

Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of performance goals, and the amount payable with respect to an Incentive Award intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Incentive Award granted to a Covered Employee, that the performance goals and other material terms upon which settlement of the Incentive Award was conditioned have been satisfied.

If at any time after the date on which a Participant has been granted or becomes vested in an Incentive Award pursuant to the achievement of a performance goal under Section 8, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Incentive Award would not have been granted, vested, or paid given the correct data, then (i) such portion of the Incentive Award that was granted shall be forfeited and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Incentive Award that became vested shall be deemed to be not vested and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Incentive Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

(b) Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(c) Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and stock appreciation rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall (a) be objective business criteria and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain,” and (b) relate to one or more of the following Performance Measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales, or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow,

(vi) productivity or efficiency ratios, (vii) share price or total shareholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) customer satisfaction based on specific goals, such as customer survey results or loyalty measures, (xv) associate measures based on specified goals, such as turnover, satisfaction surveys or sales per associate; staffing, diversity, training and development, (xvi) inventory turnover or inventory shrinkage, and (xvii) market penetration, geographic expansion or new concept development, in any such case (x) considered absolutely or relative to historic performance or relative to one or more other businesses, (y) determined for the Company or any business unit or division thereof or any individual, and/or (z) compared to the actual performance by a competitor or group of competitors determined in the discretion of the Committee. Performance goals may differ for Incentive Awards granted to any one Participant or to different Participants.

The Committee shall determine the length of the Performance Period with respect to each Incentive Award that is intended to be Performance-Based Compensation; provided that in no event shall such Performance Period be shorter than one fiscal year of the Company. Performance Periods may be overlapping. The Committee shall establish the Performance Targets and Performance Schedules for such Performance Period within ninety (90) days of the commencement of such Performance Period.

The measurement of any Performance Measure(s) may exclude the impact of charges for asset write-downs, litigation or claim judgments or settlements, restructurings, discontinued operations, mergers, acquisitions, divestitures, foreign exchange gains and losses, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reporting results, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 8 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

9.	Adjustment Upon Certain Changes

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, including any extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the stockholders of J. Crew Group, Inc., in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

(c) Certain Mergers

Subject to any required action by the stockholders of J. Crew Group, Inc., in the event that J. Crew Group, Inc. shall be the surviving corporation in any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of J. Crew Group, Inc., (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving J. Crew Group, Inc. in which J. Crew Group, Inc. is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving J. Crew Group, Inc. in which J. Crew Group, Inc. is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion but subject to Section 409A of the Code to the extent applicable, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option;

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in accordance with U.S. Department of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) in the exercise price of the Incentive Award, and/or the number of shares or amount of property subject to the Incentive Award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award; or

(iii) any combination of (i) or (ii) above.

(e) Other Changes

In the event of any change in the capitalization of J. Crew Group, Inc. or corporate change other than those specifically referred to in paragraphs(b), (c), or (d), the Committee shall make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(f) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of J. Crew Group, Inc. or any other corporation. Except as expressly provided in the Plan, no issuance by J. Crew Group, Inc. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g) Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.	Rights Under the Plan

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 10 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Incentive Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

11.	No Special Employment Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award. Neither an Incentive Award nor any rights arising under the Plan shall constitute an employment contract with the Company and, accordingly, the Plan and any Incentive Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company.

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at anytime nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.	Securities Matters

(a) J. Crew Group, Inc. shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, J. Crew Group, Inc. shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until J. Crew Group, Inc. is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to J. Crew Group, Inc. shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. J. Crew Group, Inc. may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. J. Crew Group, Inc. shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.	Tax Provisions & Withholding

(a) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, and whenever any amount shall become payable in respect of any Incentive Award, J. Crew Group, Inc. shall have the right to require the Participant to remit to J. Crew Group, Inc. in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Incentive Award in cash, or any payment with respect to any Incentive Award, J. Crew Group, Inc. shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Incentive Award, the Participant may tender to J. Crew Group, Inc. a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election shall be irrevocable, made in writing, and signed by the Participant, shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and shall satisfy the Participant’s obligations under Section 13 hereof, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Incentive Award, J. Crew Group, Inc. shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election shall be irrevocable, made in writing, and signed by the Participant, shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and shall satisfy the Participant’s obligations under Section 13 hereof, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

(d) Consent to and Notification of Code Section 83(b) Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Incentive Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Incentive Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Notification Upon Disqualifying Disposition Under Code Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

14.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Notwithstanding the foregoing, the Committee may terminate any Incentive Award previously granted and any agreement relating thereto in whole or in part provided that upon any such termination the Company, in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not vested or exercisable) or portion thereof, pays to such Participant an amount in cash for each share of Common Stock subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a share of Common Stock received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar statutory amounts, over (b) the exercise price, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant’s Option or portion thereof (if necessary) and allows such Participant thirty (30) days to exercise such Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Incentive Award other than an Option outstanding under the Plan or portion thereof, pays to such Participant an amount in shares of Common Stock or cash or a combination thereof (as determined by the Committee in its sole discretion) equal to the value of such Incentive Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Incentive Award or portion thereof, the lapsing of any restrictions on such Incentive Award or portion thereof or the expiration of any deferral or vesting period of such Incentive Award or portion thereof) as determined by the Committee in its sole discretion; provided that, to the extent any such Incentive Award is subject to Section 409A of the Code, any such payment (including, without limitation, the timing and form thereof) shall comply with Section 409A of the Code.

Notwithstanding any other provision of the Plan to the contrary, the Committee may authorize the repurchase of any Incentive Award by the Company or a third party at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

16.	Transfer Restrictions

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind J. Crew Group, Inc. unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Incentive Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such

Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Incentive Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Incentive Awards and other rights (other than incentive stock options and stock appreciation rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Incentive Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Incentive Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

17.	Expenses and Receipts

The expenses of the Plan shall be paid by J. Crew Group, Inc. Any proceeds received by J. Crew Group, Inc. in connection with any Incentive Award will be used for general corporate purposes.

18.	Definition of Change in Control

As used in any instrument governing the terms of any Incentive Award, the term “Change in Control” means the occurrence of any of the following:

(i) Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of thirty-five percent or more of the combined voting power of Voting Securities; provided, however, that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming apart thereof) maintained by the Company; and provided, further, that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of thirty-five percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficially Owner of thirty-five percent or more of the outstanding Voting Securities;

(ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors then in office; provided, however, that if the election or appointment, or nomination for election by J. Crew Group, Inc.’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation, reorganization or similar transaction (any of the foregoing, a “Business Combination”)with or into J. Crew Group, Inc. or in which securities of J. Crew Group, Inc. are issued, unless such Business Combination is a Non-Control Transaction;

(B) A complete liquidation or dissolution of J. Crew Group, Inc.; or

(C) The sale or other disposition of all or substantially all of the assets of J. Crew Group, Inc. (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

For purposes of the Plan, a “Non-Control Transaction” is a Business Combination involving J. Crew Group, Inc. where:

(A) the holders of Voting Securities immediately before such Business Combination own, directly or indirectly, immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(C) no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of twenty-five percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

19.	No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Incentive Award. The Committee shall determine whether cash, Incentive Awards, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

20.	Retirement and Welfare Plans

Neither Incentive Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Incentive Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its discretion.

21.	Compliance with Code Section 162(m)

It is the intent of the Company that Options and stock appreciation rights granted to Covered Employees and other Incentive Awards designated as Incentive Awards to Covered Employees subject to Section 8 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Incentive Award. Accordingly, the terms of Section 8, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Incentive Award document relating to an Incentive Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Incentive Award upon attainment of the applicable performance goals.

22.	Certain Limitations on Awards to Ensure Compliance with Code Section 409A

The Company intends that the Plan and each Incentive Award granted hereunder shall comply with Section 409A of the Code and any regulations thereunder and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Incentive Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Incentive Award subject to Section 409A of the Code (including, without limitation, the rights of the Committee pursuant to Section 9(d)) will only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

23.	Certain Limitations Relating to Accounting Treatment of Incentive Awards

Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 4 is limited to the extent necessary to ensure that any Option or other Incentive Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Incentive Award shall remain outstanding despite such “variable” accounting.

24.	Uncertificated Shares

To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

25.	Participants Based Outside of the United States

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has associates, Directors or independent contractors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which associates, Directors, and/or independent contractors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Incentive Award granted to associates, Directors, and/or independent contractors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 25 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Incentive Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Incentive Awards shall be granted, that would violate applicable law.

26.	Legend

The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

27.	Severability; Entire Agreement

If any of the provisions of the Plan or any Incentive Award document is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Incentive Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

28.	Descriptive Headings

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

29.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

30.	Effective Date and Term of Plan

The Plan is effective as of April 9, 2008, subject to the approval of the Plan by the stockholders of J. Crew Group, Inc. No grants of Incentive Awards may be made under the Plan after April 9, 2018.

J. CREW

C/O CORPORATE SECRETARY 2 PENN PLAZA

26th FLOOR

NEW YORK, NY 10121

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J.Crew Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to J.Crew Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

JCREW1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For Withhold For All

To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

J. CREW

The Board of Directors recommends a vote “FOR” all

nominees in Proposal 1 and a vote “FOR” Proposals 2 and 3.

1. Election of the following nominees as Class II Directors:

Nominees:

01) MaryAnn Casati 02) Jonathan Coslet 03) Josh Weston

For Against Abstain

2. Approve the J.Crew Group, Inc. 2008 Equity Incentive Plan.

3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

IMPORTANT: This Proxy Card must be signed and dated below for your vote to be counted. You should date this Proxy Card and sign exactly as your name(s) appear(s) hereon. If stock is held jointly, signatures should include both names.

Executors, Administrators, Trustees, Guardians and others signing in a representative capacity should indicate full title.

For address changes, please check this box and write them on the back where indicated.

Materials Election

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

Signature [PLEASE SIGN WITHIN BOX] Date

Yes No

Please indicate if you plan to attend this meeting.

Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10K are available at www.proxyvote.com.

J. CREW

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

The stockholder(s) hereby appoint(s) James Scully and Arlene Hong, and each of them, as proxies, with full power of substitution, to vote for such stockholder(s) all the shares of Common Stock of J.Crew Group, Inc. which such stockholder(s) would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on June 5, 2008, at the Gramercy Park Hotel, 2 Lexington Avenue, New York, NY 10010, and any adjournments thereof upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE OTHER PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE